Exhibit 4.1

CONFORMED COPY

21 APRIL 2005

€4,590,000,000 US$3,890,000,000
AND €1,750,000,000

€, US$ AND MULTICURRENCY FACILITIES AGREEMENT

for

PERNOD RICARD S.A.

arranged by

J.P. MORGAN PLC

MORGAN STANLEY BANK INTERNATIONAL LIMITED - BNP PARIBAS - THE ROYAL BANK OF SCOTLAND PLC - SG CORPORATE & INVESTMENT BANKING

as Mandated Lead Arrangers

J.P. MORGAN PLC

MORGAN STANLEY BANK INTERNATIONAL LIMITED - BNP PARIBAS - THE ROYAL BANK OF SCOTLAND PLC

as Bookrunners

WITH

BNP PARIBAS
acting as Agent

CONTENTS
Clause	Page

1.

Definitions and Interpretation

1

2.

The Facilities

38

3.

Purpose

39

4.

Conditions of Utilisation

40

5.

Utilisation

44

6.

Optional Currencies

46

7.

Repayment

47

8.

Term Out of Facility B

48

9.

Illegality, Voluntary Prepayment and Cancellation

48

10.

Mandatory Prepayment

50

11.

Restrictions

52

12.

Interest

54

13.

Interest Periods

55

14.

Changes to the Calculation of Interest

57

15.

Fees

58

16.

Tax Gross-up and Indemnities

60

17.

Increased Costs

67

18.

Other Indemnities

68

19.

Mitigation by the Lenders

70

20.

Costs and Expenses

70

21.

Guarantee and Indemnity

71

22.

Representations

75

23.

Information Undertakings

78

24.

Financial Covenants

82

25.

General Undertakings

88

26.

Scheme Related Undertakings

95

27.

Events of Default

96

28.

Changes to the Lenders

101

29.

designation of material companies

106

30.

Changes to the Obligors

107

31.

Role of the Agent, the Arrangers and Others

111

32.

Conduct of Business by the Finance Parties

116

33.

Sharing among the Finance Parties

116

34.

Payment Mechanics

119

35.

Set-Off

121

36.

Notices

121

37.

Calculations and Certificates

124

38.

Partial Invalidity

125

39.

Remedies and Waivers

125

40.

Amendments and Waivers

125

41.

Counterparts

126

42.

USA patriot act

126

43.

Governing Law

127

44.

Enforcement

127

SCHEDULE 1 The Original Parties

128

Part I The Original Obligors

129

Part II The Original Lenders

129

SCHEDULE 2 Conditions Precedent

130

Part I Conditions precedent to be satisfied at the date of this Agreement

130

Part II Conditions precedent to initial Loan

133

Part III Conditions precedent required to be delivered by an Additional Obligor

134

SCHEDULE 3 Requests

136

Part I Loan Request

136

Part II Selection Notice

138

SCHEDULE 4 Mandatory Cost Formulae

140

SCHEDULE 5 Form Of Transfer Certificate

143

SCHEDULE 6 Form Of Accession Letter

145

SCHEDULE 7 Form Of Resignation Letter

146

SCHEDULE 8 Form Of Compliance Certificate

147

SCHEDULE 9 LMA Form of Confidentiality Undertaking

149

SCHEDULE 10 Timetables

153

SCHEDULE 11 Margin

154

Part I Moody's Rating/S&P Rating Grid

154

Part II Leverage Test Ratio Grid

155

SCHEDULE 12 The Specified Indebtedness

156

Part I Backstopped Specified Indebtedness

156

Part II Permitted Outstanding Specified Indebtedness

158

Part III Repayable Specified Indebtedness

159

SCHEDULE 13 Form of Term Out Notice

160

SCHEDULE 14 Form of Letter For Determination Of
The Effective Global Rate (Taux Effectif Global)

161

THIS AGREEMENT is dated 21 April 2005 and made between:

(1)

PERNOD RICARD a société anonyme incorporated in France with identity number 582 041 943 RCS Paris and with a head office at 12 Pl. des Etats-Unis, 75016 Paris (the "Company");

(2)

THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with the Company, the "Original Borrowers");

(3)

THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Company, the "Original Guarantors");

(4)

J.P. MORGAN PLC, MORGAN STANLEY BANK INTERNATIONAL LIMITED, BNP PARIBAS, THE ROYAL BANK OF SCOTLAND PLC and SG CORPORATE & INVESTMENT BANKING as mandated lead arrangers (whether acting individually or together the "Arrangers");

(5)

THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as original lenders (the "Original Lenders"); and

(6)

BNP PARIBAS acting through its office in Paris as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement:

"Acceptable Bank" means:

(a)

the Agent;

(b)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by S&P or Fitch Ratings Ltd or A2 or higher by Moody's or a comparable rating from an internationally recognised credit rating agency; or

(c)

any other bank or financial institution approved by the Agent.

"Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter) or such other form as may be agreed between the Agent and the Company.

"Acceding Pernod Ricard Guarantor" means each member of the Pernod Ricard Group which accedes as a guarantor in accordance with Clause 25.12 (Accession of certain Subsidiaries of the Company as Additional Guarantors).

"Acceding Target Guarantor" means the Target and each member of the Target Group which accedes as a guarantor in accordance with Clause 25.13 (Accession of Target and certain Subsidiaries of the Target as Additional Guarantors).

"Accounting Principles" means generally accepted accounting principles in France.

"Acquisition" means the acquisition by Bidco 2 of the Target Shares in accordance with the Scheme.

"Acquisition Portion" means Facility A, Facility B and the Facility C Acquisition Portion.

"Act" means the Companies Act 1985.

"Additional Borrower" means a company which becomes a Borrower in accordance with Clause 30 (Changes to the Obligors).

"Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

"Additional Guarantor" means each Acceding Pernod Ricard Guarantor and Acceding Target Guarantor and any other company which becomes a Guarantor in accordance with Clause 30 (Changes to the Obligors).

"Additional Obligor" means an Additional Borrower or an Additional Guarantor.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company save that where used in respect of Fortune Brands, it shall have the meaning given to that term in the Framework Agreement.

"Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. (Paris time) on a particular day.

"Announcement Date" means the date the Press Release in respect of the Scheme is released by the Company and Target.

"Annual Financial Statements" means the financial statements for a Financial Year delivered pursuant to paragraph (a)(i) of Clause 23.1 (Financial Statements).

"Auditors" means the statutory auditors of the Company and its Subsidiaries at the date of this Agreement or such other firm of international standing as may, from time to time, be appointed by the Company.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

"Availability Period" means:

(a)

in relation to each of Facility A and Facility B, the period from and including the Announcement Date to and including the date falling 193 days thereafter or such later date as the Agent (acting on the instructions of the Majority Lenders) and the Company may agree;

(b)

in relation to Facility C, the period from the Announcement Date to and including 30 April 2006; and

(c)

in relation to the Revolving Facilities, the period from and including the Announcement Date to and including the date falling one Month prior to the relevant Termination Date.

"Available Commitment" means, in relation to a Facility (or a Tranche forming part of a Facility), a Lender's Commitment under that Facility (or Tranche) minus:

(a)

the amount (or, in the case of a Tranche D2 or Facility E, the Base Currency Amount) of its participation in any outstanding Loans under that Facility (or Tranche); and

(b)

in relation to any proposed Loan, the amount (or, in the case of Tranche D2 or Facility E, the Base Currency Amount) of its participation in any other Loans that are due to be made under that Facility (or Tranche) on or before the proposed Utilisation Date.

For the purposes of calculating a Lender's Available Commitment in relation to any proposed Revolving Loan under any Revolving Facility, that Lender's participation in any Revolving Facility Loans under the relevant Revolving Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender's Commitment under that Revolving Facility.

"Available Facility" means, in relation to a Facility (or Tranche forming part of a Facility), the aggregate for the time being of each Lender's Available Commitment in respect of that Facility (or Tranche forming part of a Facility).

"B Shares" has the meaning given to such term in the Framework Agreement.

"Backstopped Specified Indebtedness" means Facility C Backstopped Specified Indebtedness and Facility D Backstopped Specified Indebtedness.

"Base Case Model" means the financial model relating to the Group (for these purposes assuming completion of the Acquisition) prepared by the Arrangers on the basis of, inter alia, publicly available information, information disclosed by the Target in the data room and information and assumptions provided by the Company, in the agreed form.

"Base Currency" means euros.

"Base Currency Amount" means in relation to a Loan, the amount specified in the Loan Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Loan Request in accordance with the terms of this Agreement) as adjusted to reflect any repayment, prepayment, consolidation or division of that Loan.

"Bidco 1" means Goal Acquisitions (Holdings) Limited.

"Bidco 2" means Goal Acquisitions Limited.

"Billet de Trésorerie Programme" means the commercial paper programme issued by Pernod Ricard Finance SA (and guaranteed by the Company) and authorised on 30 October 1995 by the Commission des Opérations de Bourse under reference TCN 95006.

"Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).

"Borrowings" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Break Costs" means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or such Unpaid Sum, had the principal amount or such Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or such Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Paris and:

(a)

(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)

(in relation to any date for payment or purchase of euro) any TARGET Day.

"Capital Markets Instruments" means any notes or bonds whether or not convertible into share capital of the Company issued or to be issued by the Company after the Scheme Date for the purposes of refinancing Facility A, on terms such that (a) the maturity date of such issue falls after the Termination Date in respect of Tranche C2, and (b) such notes or bonds rank pari passu with or are subordinated to the Facilities.

"Cash Equivalent Investments" means at any time short term, highly liquid investments that are readily convertible to known amounts of Cash and which are subject to an insignificant risk of material diminution in value, to include:

(a)

certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of any country or by an instrumentality or agency of the government of such country having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)

commercial paper not convertible or exchangeable to any other security:

(i)

for which a recognised trading market exists,

(ii)

issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area as at the date of this Agreement or any Participating Member State,

(iii)

which matures within one year after the relevant date of calculation, and

(iv)

which has a credit rating of either A-1 or higher by S & P or Fitch Ratings Ltd or P-1 or higher by Moody's, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)

sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by S&P or Fitch Rating Ltd or P-1 or higher by Moody's and which invest substantially all their assets in securities of the types described in sub-paragraphs (a) to (d) above; or

(f)

any other debt security approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

"Certain Funds Period" means the period from and including the Announcement Date to and including the earlier of:

(a)

the date on which the Scheme lapses, the shareholders of the Target fail (on a vote) to approve the shareholders' resolutions regarding the implementation of the Scheme or the court fails to sanction the Scheme. (For the avoidance of doubt, if a meeting is adjourned the date that a particular resolution is put to shareholders will, for these purposes, be the date of the reconvened meeting at which the vote on that resolution is actually held);

(b)

the date on which the Target becomes a wholly-owned Subsidiary of Bidco 2 (and the consideration payable in respect of the whole issued share capital of the Target (and the cancellation of options over Target Shares) has been satisfied); and

(c)

the last day of the Availability Period in respect of Facility A and Facility B.

"Change of Control" means a situation where any person or group of persons acting in concert (as defined in L. 233-10 of the French Commercial Code (Code de Commerce)) other than SA Paul Ricard or group of persons acting in concert with SA Paul Ricard) gains control (as defined in L. 233-3 I and II of the French Commercial Code (Code de Commerce)) of the Company.

"Closing Date" means the date falling no later than 14 days from the Scheme Date, being the date upon which the consideration for the Acquisition is or is to be paid.

"Code" means the City Code on Takeovers and Mergers.

"Commitment" means a Facility A Commitment, a Tranche B1 Commitment, a Tranche B2 Commitment, a Tranche C1 € Commitment, a Tranche C1 $ Commitment, a Tranche C2 € Commitment, a Tranche C2 $ Commitment, a Tranche D1 Commitment, a Tranche D2 Commitment and a Facility E Commitment.

"Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or such other form as may be agreed between the Agent and the Company.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in the recommended form of the LMA as set out in Schedule 9 (LMA form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

"Consolidated EBITDA" has the meaning given to such term in Clause 24.1 (Financial definitions).

"Consolidated Net Finance Charges" has the meaning given to such term in Clause 24.1 (Financial definitions).

"Consolidated Total Net Debt" has the meaning given to such term in Clause 24.1 (Financial definitions).

"Contribution Notice" has the meaning given to that term in section 38(2) of the Pensions Act 2004 or section 75(A)(9) of the Pensions Act 1995.

"Deal Costs" means all fees, costs and expenses, stamp, registration and other Taxes incurred by the Company or any other member of the Group in connection with:

(a)

the Scheme and the Framework Agreement;

(b)

this Agreement and the Facilities and the hedging arrangements entered into in connection with the payment of the purchase price for the Target Shares in sterling;

(c)

the Restructuring (including any payments due on termination of any agency and/or distribution arrangements, the acquisition of minority shareholdings in members of the Target Group, the settlement of claims and the satisfaction of any pension liabilities); and

(d)

any Disposal of the Disposal Assets, the Fortune Brands Assets or the Larios Assets.

"Default" means an Event of Default or any event specified in Clause 27 (Events of Default) which would (with the expiry of a grace period or the giving of notice) be an Event of Default.

"Disposal" means a sale, lease, licence, transfer or other disposal by a person of any asset or business.

"Disposal Assets" means the QSR business of the Target, the Larios Assets and certain other assets of the Target Group to be sold after the Scheme Date as identified in a letter from the Company to the Agent and countersigned by the Agent by way of acknowledgement prior to the Announcement Date.

"Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the US Code or Section 302 of ERISA, and in respect of which a member of the Group incorporated in the United States of America or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Environmental Claim" means any claim, proceeding or formal notice by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law or regulation in any jurisdiction in which a member of the Group conducts business which relates to:

(a)

the pollution or protection of the environment;

(b)

harm to or the protection of human health; or

(c)

any emission or substance capable of causing harm to any living organism or the environment.

"ERISA" means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued under it.

"ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the US Code would be deemed, at any relevant time, together with a US Borrower to be a single employer pursuant to Section 414(b), (c), (m) or (o) of the US Code or Section 4001 of ERISA (but excluding, for the avoidance of doubt, such US Borrower).

"ERISA Event" means:

(a)

any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b)

the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

(c)

the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d)

the failure to make a required contribution to any Employee Plan that would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA or the filing of any request for a minimum funding waiver under Section 412 of the US Code with respect to any Employee Plan or Multiemployer Plan;

(e)

an engagement by a member of the Group incorporated in the United States of America or an ERISA Affiliate in a non-exempt prohibited transaction within the meaning of Section 4975 of the US Code or Section 406 of ERISA;

(f)

the complete or partial withdrawal of any member of the Group incorporated in the United States of America or any ERISA Affiliate from a Multiemployer Plan; and

(g)

a member of the Group incorporated in the United States of America or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

"EURIBOR" means, in relation to any Loan in euro:

(a)

the applicable Screen Rate; or

(b)

(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to five decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

"Event of Default" means any event specified as such in Clause 27 (Events of Default) other than an Exclusive US Obligor Event of Default.

"Exclusive US Obligor Default" means an Exclusive US Obligor Event of Default or any event which would (with the expiry of a grace period or the giving of notice) be an Exclusive US Obligor Event of Default.

"Exclusive US Obligor Event of Default" means:

(a)

the failure by any member of the Group incorporated in the United States of America to comply with its obligations under Clause 25.10 (Federal Reserve Regulations), Clause 25.23 (Compliance with ERISA), Clause 25.24 (Compliance with US Investment Company Act 1940) or Clause 25.25 (Anti-Terrorism Law) where (if such breach is capable of remedy) such breach is not remedied within the period of 15 Business Days from the date on which the Agent gives written notice thereof to the Company and such US Obligor; or

(b)

the occurrence of an ERISA Event in respect of a US Obligor where the liability of such US Obligor or its ERISA Affiliate either individually or in aggregate, in relation to such ERISA Event would result in a Material Adverse Effect.

"Facility" means a Term Facility or a Revolving Facility.

"Facility A" means the euro denominated term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

"Facility A Commitment" means:

(a)

in relation to an Original Lender, the amount in euros set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in euros of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

"Facility B" means the term loan facility made available as Tranche B1 and Tranche B2 under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

"Facility B Initial Maturity Date" means the date falling 364 days after the Scheme Date.

"Facility B Loan" means a Tranche B1 Loan and a Tranche B2 Loan.

"Facility B Term Out Option" means the Company's option to extend the maturity date of any Facility B Loan to the Facility B Term Out Termination Date in accordance with Clause 8 (Term Out of Facility B).

"Facility B Term Out Termination Date" means the date falling 12 Months from the Facility B Initial Maturity Date.

"Facility C" means the term loan facility made available as Tranche C1 €, Tranche C1 $, Tranche C2 € and Tranche C2 $ under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities).

"Facility C Acquisition Portion" has the meaning given to that term in paragraph (a) of Clause 3.1 (Purpose).

"Facility C Backstopped Specified Indebtedness" means the Financial Indebtedness of members of the Group listed in paragraphs A and C of Part I of Schedule 12 (The Specified Indebtedness) which may be refinanced with the proceeds of Facility C Loans in accordance with paragraph (b) (ii) of Clause 3.1 (Purpose).

"Facility C Loan" means a Tranche C1 € Loan, a Tranche C1 $ Loan, a Tranche C2 € Loan and a Tranche C2 $ Loan.

"Facility D" means the revolving credit facility made available as Tranche D1 and Tranche D2 under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities).

"Facility D Backstopped Specified Indebtedness" means the Financial Indebtedness of members of the Group listed in paragraph B of Part I of Schedule 12 (The Specified Indebtedness) which may be refinanced with the proceeds of Facility D Loans in accordance with paragraph (c) (iv) of Clause 3.1 (Purpose).

"Facility D Loan" means a Tranche D1 Loan and a Tranche D2 Loan.

"Facility E" means the multicurrency revolving credit facility made available under this Agreement as described in paragraph (e) of Clause 2.1 (The Facilities).

"Facility E Commitment" means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility E Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility E Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in the Base Currency of any Facility E Commitment transferred to it under this Agreement,

to the extent not transferred by it, cancelled or reduced under this Agreement.

"Facility E Loan" means a loan made or to be made under Facility E or the principal amount outstanding for the time being of that loan.

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fee Letter" means any letter or letters dated on or before the date of this Agreement between the Arrangers and the Company setting out any of the fees referred to in Clause 15 (Fees).

"Finance Document" means this Agreement, any Accession Letter, any Compliance Certificate, any Fee Letter, any Resignation Letter, any Selection Notice, any Loan

Request and any other document designated as a "Finance Document" with the agreement of the Agent and the Company.

"Finance Party" means the Agent, the Arrangers, and the Lenders.

"Financial Indebtedness" means the principal or capital amount of any indebtedness for or in respect of (without double counting):

(a)

monies borrowed;

(b)

any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)

any amount raised pursuant to any note purchase facility or the issue of bonds (other than performance bonds issued in the ordinary course of trade), notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease (but, in each case, excluding any liability in respect of any operating lease which is not (or which is of a type which is not) at the date of this Agreement, treated as a finance lease or capital lease under then applicable Accounting Principles);

(e)

receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the net aggregate marked to market value shall be taken into account);

(g)

any counter-indemnity obligation in respect of any guarantee, any bond, (other than any performance bond issued in the ordinary course of trade), any standby or documentary letter of credit or any other instrument issued by a bank or financial institution where, in each case, the primary liability is as described in paragraphs (a) to (f) above or paragraphs (h) to (j) below;

(h)

any amount of any liability under an advance or deferred purchase agreement if the primary reason behind entering into the agreement is to raise finance;

(i)

any amount raised by the issue of redeemable shares which are redeemable at any time prior to the Termination Date in respect of Facility A (or, if Facility A has been cancelled and repaid in full, Tranche C2).

(j)

any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(k)

the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above (which, for the avoidance of doubt, shall exclude the amount of any liability in respect of the Target Pension Scheme Guarantees) (and, when calculating the amount of any guarantee referred to in this paragraph (k), any applicable cap on the liability of the guarantor under such guarantee shall be taken into account).

For the avoidance of doubt, "Financial Indebtedness" shall not include either (i) the principal or capital amount of any indebtedness for or in respect of amounts deposited with a member of the Group by a customer on account of future payment obligations which will fall due from that customer in relation to goods sold to that customer; or (ii) the amount of any cheque issued by a member of the Group which has not yet been cashed by the payee.

"Financial Quarter" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Financial Support Direction" has the meaning given to that term in section 43(3) of the Pensions Act 2004.

"Financial Year" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Fortune Brands" means Fortune Brands, Inc.

"Fortune Brands Assets" means the assets to be transferred to Fortune Brands or one of its Affiliates pursuant to the Framework Agreement or any sale or transfer agreement entered into pursuant thereto.

"Fortune Brands Businesses" has the meaning given to the term "Fulham Businesses" in the Framework Agreement.

"Fortune Brands End Date" means the date on which all of the Fortune Brands Assets have been transferred to Fortune Brands (or to Affiliates of Fortune Brands) in accordance with the Framework Agreement.

"Fortune Brands Funding" means the investment made or to be made by Fortune Brands in Bidco 2 by the subscription for the Tracker Shares on or prior to the Scheme Date.

"Fortune Brands Funding Documentation" means:

(a)

the provisions of the Framework Agreement relating to the subscription for the shares in Bidco 2 and the form of the Bidco 2 Articles (as defined in the Framework Agreement);

(b)

any guarantees granted by members of the Target Group which own Fortune Brands Assets in favour of Fortune Brands or one of its Affiliates in accordance with the Framework Agreement and provided that the recourse of Fortune Brands is limited to the Fortune Brands Assets owned by such Subsidiary; and

(c)

any Security over the shares in members of the Target Group located in the United States of America and Mexico and any other Security granted by members of the Target Group which own Fortune Brands Assets in favour of Fortune Brands or one of its Affiliates in each case in accordance with the

Framework Agreement provided that the recourse of Fortune Brands under any such Security is limited to the relevant Fortune Brands Assets.

"Fortune Brands Value" shall have the meaning given to that term in Clause 29 (Designation of Material Companies).

"Framework Agreement" means the framework agreement entered into on or before the Announcement Date between the Company and Fortune Brands, in the agreed form.

"French Guarantor" has the meaning given to that term in Clause 21.8 (Guarantee Limitations Applicable to Guarantors Incorporated in France);

"French Obligors" means an Obligor incorporated under French law.

"Funds Flow Statement" means a funds flow statement in the form prepared by the Company detailing the proposed movement of funds on or before the Closing Date (such information to include, inter alia, a list of the Borrowers and details of any intercompany loans and equity contributions made or to be made for the purpose of putting Bidco 2 in funds to pay the cash consideration under the Scheme).

"Group" means the Company and each of its Subsidiaries (including, with effect from the Scheme Date, the Target and its Subsidiaries) for the time being.

"Guarantee Limitations" shall mean any limitation, restriction or prohibition in respect of the provision of a guarantee, indemnity or other assurance against loss arising in connection with:

(a)

any law or any regulation having the force of law (including, without limitation, statute and common law and any such law relating to financial assistance, abuse of corporate assets, usury and corporate benefit); and

(b)

fiduciary duties or potential personal liabilities of directors or other officers of a company.

"Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"IFRS" means International Financial Reporting Standards.

"Information Memorandum" means the document in the form approved by the Company concerning the Pernod Ricard Group and the Target Group which, at the request of the Company and on its behalf is to be prepared in relation to the Acquisition and the Facilities and distributed by the Arrangers prior to the Syndication Date in connection with the syndication of the Facilities.

"Intellectual Property" means:

(a)

any patents, trade marks, service marks, designs, business names, copyrights, design rights and other intellectual property rights and interests, whether registered or unregistered; and

(b)

the benefit of all applications and rights to use such assets of each member of the Group.

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

"Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture, partnership or any other entity.

"Larios Assets" means the assets to be sold to Fortune Brands (or one of its Affiliates) pursuant to the Larios Sale and Purchase Agreement.

"Larios Sale and Purchase Agreement" means the sale and purchase agreement entered into or to be entered into on or prior to the Announcement Date between Larios Pernod Ricard S.A., the Company and Fortune Brands in the agreed form.

"Legal Reservations" means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)

similar principles, rights and defences under the laws of any Relevant Jurisdiction;

(d)

the possibility that a court may refuse to give effect to a contractual requirement to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party or may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court;

(e)

the possibility that the Parties' choice of law may not be recognised or upheld for reasons of public policy or otherwise, or that a judgment in a court in one jurisdiction may not be recognised or enforced in another jurisdiction, or that a court may stay proceedings if concurrent proceedings based on the same grounds and between the same Parties have previously been brought before another court;

(f)

that a court may not give effect to the provisions of Clause 38 (Partial Invalidity) (or any similar provision in another Finance Document), or that interest at a default rate on overdue amounts may be a penalty and not recoverable; and

(g)

any qualification or reservation which appears in any legal opinion delivered pursuant to Schedule 2 (Conditions Precedent) in connection with the Finance Documents.

"Lender" means:

(a)

any Original Lender; and

(b)

any bank or financial institution which is engaged in or has been established for the purpose of making, purchasing or investing in loans and/or securities and which has become a Party in accordance with Clause 28 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"Leverage Test" has the meaning given to it in Clause 24.1 (Financial Definitions).

"LIBOR" means, in relation to any Loan:

(a)

the applicable Screen Rate; or

(b)

(if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to five decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

"LMA" means the Loan Market Association.

"Loan" means a Term Loan or a Revolving Facility Loan.

"Loan Request" means a notice substantially in the relevant form set out in Part I of Schedule 3 (Requests) or such other form as the Company and the Agent may agree.

"Major Breach" means any breach of:

(a)

Clause 25.16 (Negative Pledge);

(b)

Clause 25.17 (Disposals);

(c)

Clause 25.18 (Financial Indebtedness);

(d)

Clause 25.19 (Change of Business);

(e)

Clause 25.21 (Acquisitions); or

(f)

Clause 26.1 (Compliance with laws), Clause 26.3 (No waiver or amendment) or Clause 26.4 (No higher price or Rule 9 bid),

provided, in relation to (a), (b), (c), (d) and (e) above that such breach is in respect of the Company or any other member of the Pernod Ricard Group as at the date of this Agreement.

"Major Default" means any of the following Events of Default:

(a)

Clause 27.2 (Other obligations) but only insofar as it relates to a Major Breach;

(b)

Clause 27.3 (Misrepresentation) but only insofar as it relates to a Major Representation;

(c)

Clause 27.5 (Insolvency) (but, in respect of paragraph (a)(ii) of clause 27.5 (Insolvency), only in respect of an actual suspension) and Clause 27.6 (Insolvency Proceedings) but, in each case, only insofar as it relates to the Company, Bidco 1, Bidco 2, Chivas Brothers Pernod Ricard Limited or any other member of the Pernod Ricard Group which, as at the first Utilisation Date, is an Obligor.

"Major Representation" means, in respect of any Obligor and Chivas Brothers Pernod Ricard Limited, any of the Repeating Representations (other than the representation in paragraph (c) of Clause 22.6 (Non-conflict with other obligations) and in respect of the representation in paragraph (b) of Clause 22.6 (Non-conflict with other obligations) only to the extent that such representation, if incorrect, would be prejudicial to the interests of the Finance Parties) and the representation contained in Clause 22.7 (Pari passu ranking).

"Majority Lenders" means:

(a)

(for the purposes of paragraph (a) of Clause 40.1 (Required consents) in the context of a waiver of the condition in Clause 4.2 (Further conditions precedent) in relation to a proposed Revolving Facility Loan (other than a Loan on the Closing Date)), a Lender or Lenders whose Available Commitments with respect to Tranche D1, Tranche D2 or, as the case may be, Facility E aggregate more than 66 2/3 per cent. of the Available Facility in relation to Tranche D1, Tranche D2 or Facility E; and

(b)

(in any other case), a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

"Margin" shall mean in respect of Facility A and Facility B, at all times, and in respect of Facility C, Facility D and Facility E, for the period from the Scheme Date to and including the Margin Date, the percentage rate per annum determined on the basis of the

Moody's Rating and/or S&P Rating (in each case, having taken into account the Acquisition) as set out in Part I of Schedule 11 (Margin), provided that if the Moody's Rating and the S&P Rating (in each case, having taken account of the Acquisition) indicate that the Margin should be set at different percentage rates, then the Margin shall be determined on the basis of the average of the two percentage rates applicable to those two ratings. Any increase or decrease in the Margin for a Loan in accordance with Part I of Schedule 11 (Margin) shall take effect on the first day of the next Interest Period for that Loan which occurs after the date on which the rating change giving rise to such change in the Margin is announced by the relevant rating agency or agencies.

From the Margin Date, the Margin in respect of Facility C, Facility D and Facility E shall be determined on the basis of the Leverage Test ratio in respect of each Relevant Period as set out in Part II of Schedule 11 (Margin), as evidenced by the Compliance Certificate for that Relevant Period.

In respect of all calculations of the Margin after the Margin Date:

(i)

any increase or decrease in the Margin for a Loan shall take effect on the date (the "reset date") which is the later of (i) the first day of the then current Interest Period for that Loan and (ii) the day falling immediately after the last day of the Relevant Period to which such Compliance Certificate relates;

(ii)

if, following receipt by the Agent of the Annual Financial Statements and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for the then applicable Margin, then the provisions of Clause 12.2 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table set out in Part II of Schedule 11 (Margin) and the revised Leverage Test ratio calculated using the figures in that Compliance Certificate; and

(iii)

for the purpose of determining the Margin, the Leverage Test ratio and Relevant Period shall be determined in accordance with Clause 24.1 (Financial definitions).

"Margin Date" means the latest of:

(a)

the date falling 12 Months after the Scheme Date;

(b)

the date on which Facility B is repaid in full and all Available Commitments thereunder are cancelled in full; and

(c)

the date on which the Company has, in accordance with Clause 25.9 (OCEANE Equity Issuance) raised at least €470,000,000 by way of conversion of OCEANE and/or new equity issuance and/or disposal of Treasury Stock.

"Material Adverse Effect" means a material adverse effect on the ability of the Obligors, taken as a whole, to perform their payment obligations under the Finance Documents.

"Material Company" means

(a)

during the period commencing on the date of this Agreement and ending on the Scheme Date, the Company and Chivas Brothers Pernod Ricard Limited; and

(b)

at all times thereafter, the Company and each member of the Group which is determined to be a Material Company in accordance with Clause 29 (Designation of Material Companies).

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)

if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)

if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly.

"Moody's" means Moody's Investor Service, Inc.

"Moody's Rating" means the senior, unsecured long-term debt rating of the Target or, as the case may be, the Company assigned by Moody's.

"Multiemployer Plan" means a "multi-employer plan" (as defined in Section (3)(37) of ERISA) contributed to by a member of the Group incorporated in the United States of America or any ERISA Affiliate for any employees of a member of the Group incorporated in the United States of America or any ERISA Affiliate.

"Net Proceeds" means the Cash or Cash Equivalent Investment proceeds of (i) any Disposal of assets (including any shareholdings) by a member of the Group, (ii) any raising of indebtedness (by way of bank debt or capital markets issues or any equity issuance other than as described in (iii)) by a member of the Group or (iii) the issue of the Capital Markets Instruments by the Company, in each case less:

(a)

fees, costs and expenses properly incurred by any member of the Group to third parties;

(b)

any Taxes payable; and

(c)

any provision made by the relevant member of the Group in its accounts (and in accordance with Accounting Principles) for Taxes or for the purposes of meeting any third party liability,

to the extent connected with such Disposal or, as the case may be, the raising or incurrence of such indebtedness or such issuance.

"Obligor" means a Borrower or a Guarantor.

"Obligors' Agent" means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors' Agent).

"OCEANE" means bonds convertible and/or exchangeable into new or existing shares (obligations à option de conversion et/ou d'échange en actions nouvelles et/ou existantes) in issue by the Company at the date of this Agreement.

"OFAC" means the Office of Foreign Assets Control of the U.S. Department of Treasury.

"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

"Order" means the order of the High Court of Justice sanctioning the Scheme under section 425 of the Act and confirming the reduction of share capital provided for by the Scheme under section 137 of the Act.

"Original Financial Statements" means the Company's consolidated audited financial statements for its Financial Year ended 31 December 2003.

"Original Obligor" means an Original Borrower or an Original Guarantor.

"Panel" means the Panel on Takeovers and Mergers.

"Participating Member State" means any member state of the European Community as at the date of this Agreement that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Pensions Regulator" has the meaning given to the term "Regulator" in the Pensions Act 2004.

"Permitted Acquisition" means:

(a)

the Acquisition and any acquisition made to implement the Restructuring;

(b)

the acquisition of assets in the ordinary course of day to day business;

(c)

the acquisition of any minority interests in any member of the Target Group;

(d)

acquisitions which are being considered by the Pernod Ricard Group at the date of this Agreement provided that (a) the proposed targets have been identified by the Company to the Agent prior to the Announcement Date, and (b) the aggregate amount of the consideration for (and debt assumed or repaid in respect of) such acquisitions does not exceed €70,000,000;

(e)

an acquisition from another member of the Group of an asset which is the subject of a Disposal by that other member of the Group in circumstances constituting a Permitted Disposal under paragraphs (c) or (d) of the definition of "Permitted Disposal" or where that other member of the Group is not restricted from making such Disposal by the provisions of Clause 25.17 (Disposals); and

(f)

an acquisition not permitted by the preceding paragraphs, but only if the consideration for the acquisition and any Financial Indebtedness remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration for any other Permitted Acquisition under this paragraph (f) and any Financial Indebtedness remaining in any such acquired companies or businesses at the time of acquisition does not at any time exceed in aggregate €200,000,000 or its equivalent.

"Permitted Disposal" means any Disposal of assets in or upon implementation of the Restructuring and any Disposal:

(a)

of assets made by any member of the Group in the ordinary course of day to day business of the disposing entity (which, for the avoidance of doubt, shall include Disposals of and exchanges of inventory);

(b)

of the Fortune Brands Assets, the Larios Assets, the Disposal Assets and Disposals made pursuant to or as contemplated by the Framework Agreement (including the licence granted to Fortune Brands of certain Intellectual Property rights) and/or the Bid Co-operation Agreement;

(c)

of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), provided that the Acquiring Company must be an Obligor or, if the Disposing Company is an Obligor, the Acquiring Company must be a wholly-owned Subsidiary of the Company or an Obligor;

(d)

of any asset by a member of the Group which is not an Obligor to another member of the Group;

(e)

of fixed assets in exchange for other fixed assets;

(f)

of obsolete or redundant assets;

(g)

of Cash or of Cash Equivalent Investments;

(h)

constituted by a licence of Intellectual Property assets and rights (i) as part of a distribution arrangement entered into in the ordinary course of trade or (ii) a Disposal of Intellectual Property assets and rights for Cash or for consideration in the form of Cash Equivalent Investments;

(i)

to a Joint Venture, to the extent permitted by Clause 25.22 (Joint ventures and Loans);

(j)

arising as a result of any Permitted Security;

(k)

of fixed assets where the Net Proceeds of Disposal are used or are contractually committed within 12 months of that Disposal to purchase other fixed assets;

(l)

constituted by a lease of real property for Cash or for consideration in the form of Cash Equivalent Investments;

(m)

of shares in the Company or any other member of the Group made in connection with the Stock Option Plan or similar plans or programmes;

(n)

of receivables or inventory for Cash or for consideration in the form of Cash Equivalent Investments as part of a securitisation structured on a non-recourse basis provided that (a) the aggregate value of the receivables and inventory disposed of, when aggregated with the aggregate value of any receivables or inventory secured as part of a securitisation as permitted under paragraph (h) of the definition of "Permitted Security" does not exceed €300,000,000 (or its equivalent in another currency or currencies) and (b) the Net Proceeds received are applied  in prepayment of the Facilities in accordance with Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) (if required by the terms thereof);

(o)

of assets for Cash or for consideration in the form of Cash Equivalent Investments where the Net Proceeds received are applied (if required by Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) in prepayment of the Facilities in accordance with Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues); or

(p)

of assets for Cash or for consideration in the form of Cash Equivalent Investments not permitted by the preceding paragraphs where the Net Proceeds of any one such Disposal received do not exceed €15,000,000 (or its equivalent in other currencies) and (when aggregated with the Net Proceeds received for any other Disposal made in that Financial Year of the Company and not otherwise allowed under the preceding paragraphs) does not exceed €75,000,000 (or its equivalent), and provided that each such Disposal shall be made on arms' length terms.

"Permitted Financial Indebtedness" means Financial Indebtedness:

(a)

arising under any of the Facilities, the Fortune Brands Funding Documentation (including any guarantees provided by members of the Target Group which own Fortune Brands Assets provided that the recourse of Fortune Brands is limited to the relevant Fortune Brands Assets only), the Backstopped Specified Indebtedness, the Permitted Outstanding Specified Indebtedness and the Repayable Specified Indebtedness;

(b)

incurred in respect of the Billet de Trésorerie Programme and/or the Target Commercial Paper Programme up to an aggregate amount at any time equal to the lower of (i) €1,500,000,000 and (ii) the Available Commitment in respect of Facility D less the outstanding amount of the Facility D Backstopped Specified Indebtedness (to the extent not refinanced);

(c)

ranking pari passu with or subordinated to the Facilities and the maturity of which falls after the Termination Date of Facility A (or if Facility A has been cancelled and repaid in full, Tranche C2) and which (to the extent greater than the de minimis amount applicable thereto) is applied in mandatory prepayment of the Facilities in accordance with Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) (if required by the terms thereof);

(d)

arising under the Capital Markets Instruments;

(e)

between members of the Group;

(f)

owed to Fortune Brands or any Fortune Brands Affiliate in respect of amounts borrowed by any member of the Group as contemplated by the Framework Agreement to finance the ongoing cash requirements of the Fortune Brands Businesses in accordance with and/or as contemplated by the Framework Agreement;

(g)

classified as such solely as a result of the adoption of IFRS by the Group;

(h)

arising under a securitisation of receivables or inventory where such securitisation falls within paragraph (n) of the definition of "Permitted Disposal" and/or paragraph (h) of the definition of "Permitted Security" and where the Net Proceeds of any such securitisation are applied in mandatory prepayment of the Facilities in accordance with Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) (if required by the terms thereof);

(i)

arising under a Treasury Transaction entered into in connection with the payment of the purchase price for the Target Shares in sterling, in the ordinary course of day to day business or in accordance with Clause 25.11 (Hedging), but not a Treasury Transaction entered into for investment or speculative purposes;

(j)

under finance leases existing at the date of this Agreement or incurred in connection with a refinancing of any such Financial Indebtedness;

(k)

incurred by the Company in connection with the granting of a guarantee for the Target Bond Issues provided that any such guarantee is granted following the accession of Allied Domecq Financial Services plc as an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors);

(l)

incurred by Target, Allied Domecq Holdings plc and any other member of the Target Group in connection with any guarantees in existence at the date of this

Agreement granted by any of them for the Financial Indebtedness of the issuers of the Target Bond Issues; and

(m)

not permitted by the preceding paragraphs provided that the outstanding principal amount of such Financial Indebtedness does not exceed €200,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

"Permitted Joint Venture Investment" means any investment in, transfer of assets to or guarantee given in respect of any Joint Venture (which is not a member of the Group) (each a "Transaction") where:

(a)

such Transaction was made or contractually committed to be made by a member of the Target Group prior to the Scheme Date or by any member of the Pernod Ricard Group prior to the date of this Agreement;

(b)

such Transaction is made in connection with the Restructuring;

(c)

such Transaction is made in connection with any Joint Venture established with Fortune Brands (or a Fortune Brands Affiliate) in accordance with, or in order to give effect to, the Framework Agreement;

(d)

such Transaction relates to the settlement of disputes made against a Joint Venture prior to the date of this Agreement; or

(e)

the aggregate (the "Joint Venture Investment") of:

(i)

all amounts subscribed for shares in, lent to (and remaining outstanding), or invested in any Joint Ventures by any member of the Group,

(ii)

the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Ventures, and

(iii)

the market value of any assets transferred by any member of the Group to any such Joint Ventures,

(excluding any Permitted Joint Venture Investment referred to in paragraphs (a) to (d) above) when aggregated with the aggregate amount of Financial Indebtedness outstanding at that time under any Permitted Loan made to a person that is not a member of the Group made after the date of this Agreement does not exceed €150,000,000 (or its equivalent in other currencies).

"Permitted Loan" means:

(a)

the subordinated non-interest bearing loan stock of Britannia Soft Drinks Limited  (constituted by an instrument dated 26 September 1986) held by Allied Domecq Overseas (Canada) Limited in an aggregate principal amount of not more than £14,357,000; and

(b)

any other loan (other than a loan to a member of the Group) so long as the aggregate amount of the Financial Indebtedness outstanding under any such other loans does not when aggregated with all Joint Venture Investments as defined in the definition of "Permitted Joint Venture Investment" exceed €150,000,000 (or its equivalent) at any time.

"Permitted Merger" means:

(a)

a merger of the Company with Société Immobilière et Financière pour l'Alimentation S.A. provided that the Company is the surviving entity;

(b)

a merger of a member of the Group (other than the Company) provided that:

(i)

the entity with which it merges is also a member of the Group;

(ii)

if either of the merging entities is an Obligor, the surviving entity is the relevant Obligor or, in the case of a merger of two Obligors, the surviving entity is one of them; and

(iii)

the surviving entity has expressly assumed all obligations (if any) under the Finance Documents that it and the absorbed entity had prior to the merger.

"Permitted Outstanding Specified Indebtedness" means the Financial Indebtedness of members of the Group listed in Part II of Schedule 12 (The Specified Indebtedness) which may remain outstanding following the Scheme Date.

"Permitted Security" means:

(a)

any Security created over or affecting assets granted in favour of the clearing system of any regulated market or for the purpose of a transaction concluded in the ordinary course of cash management ("gestion de trésorerie");

(b)

any Security arising by operation of law (privilèges légaux) or arising in the ordinary course of trading with suppliers of goods or services to a member of the Group over such goods or services or with governmental authorities;

(c)

any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement (other than pursuant to the Scheme) where the Security is created prior to the date on which that company becomes a member of the Group, if:

(i)

such Security is not created in contemplation of that company becoming such a member of the Group,

(ii)

the principal amount secured has not been increased since the date on which that company became a member of the Group, and

(iii)

such Security is discharged within 6 months of that company becoming a member of the Group;

(d)

any Security over a fixed asset which secures Financial Indebtedness incurred to finance the purchase of such asset where recourse for such Financial Indebtedness is limited to such Security;

(e)

any Security arising out of a refinancing of any Financial Indebtedness secured by Security permitted by paragraph (d) above, to the extent that such Financial Indebtedness is not increased or secured by any additional asset or revenues;

(f)

any Security arising as a consequence of any finance lease permitted pursuant to paragraph (j) of the definition of "Permitted Financial Indebtedness";

(g)

any Security granted to Fortune Brands (or a Fortune Brands Affiliate) in accordance with the terms of the Framework Agreement over the shares in members of the Target Group located in the United States of America and Mexico and over any Fortune Brands Assets owned by members of the Target Group provided that Fortune Brand's (or such Fortune Brands Affiliate's) recourse in respect of such Security is limited to the relevant Fortune Brands Assets; and

(h)

any Security over assets of the Group not permitted by the preceding paragraphs having an aggregate value not exceeding €300,000,000 (or its equivalent in another currency or currencies) or, following the Suspension Test Date, having a value not exceeding €1,000,000,000 (or its equivalent in another currency or currencies).

"Pernod Ricard Group" means the Company and each of its Subsidiaries excluding the Target and its Subsidiaries.

"Press Release" means the press announcement in the agreed form to be released by the Company and the Target announcing the terms of the Scheme.

"Pro Forma Financial Statements" means the pro forma financial statements taking into account the Acquisition but excluding the effect of any Fortune Brands Assets prepared or to be prepared for the purposes of the prospectus to be provided to the shareholders of the Company in connection with the Acquisition.

"Prohibited Person" means a person that is (or a person controlled by a person that is) (i) listed on the List of Specially Designated Nationals and Blocked Persons promulgated by OFAC (the "OFAC List") or any list of known or suspected terrorists, terrorist funding organisations or money-launderers administered by OFAC or promulgated by the President or any agency of the federal government of the United States, (ii) a governmental body, a political faction or party or an official or employee of any government of any country subject to, sanctions enforceable by OFAC, (iii) a national of, or located in, or affiliated with the government of Cuba, Iran or Syria (until U.S. persons are no longer prohibited from doing or facilitating business with persons who are nationals of, or persons or entities located in or affiliated with the government of, such countries under any statute, interim or final regulation or executive order enforced by OFAC), or (iv) any other person with whom U.S. Persons are prohibited from doing or facilitating business under any statute, regulation or executive order enforced by OFAC in connection with any transaction under or contemplated by the Finance Documents.

"Qualifying Lender" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

"Quarter Date" means the last day of a Financial Quarter.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)

(if the currency is sterling) the first day of that period;

(b)

(if the currency is euro) two TARGET Days before the first day of that period; or

(c)

(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Reduced Amount" has the meaning given to that term in Clause 7.6 (Reduction of Facility E).

"Reduction Date" has the meaning given to that term in Clause 7.6 (Reduction of Facility E).

"Reference Banks" means, in relation to LIBOR the principal London offices of BNP Paribas, Deutsche Bank and Société Générale and, in relation to EURIBOR, the principal office in Paris of BNP Paribas, Deutsche Bank and Société Générale or such other banks as may be appointed by the Agent in consultation with the Company.

"Relevant Asset Value" has the meaning given to that term in Clause 29 (Designation of Material Companies).

"Relevant Debt" has the meaning given to that term in Clause 25.11 (Hedging).

"Relevant Disposal Assets" has the meaning given to that term in Clause 29 (Designation of Material Companies).

"Relevant Group" has the meaning given to that term in Clause 29 (Designation of Material Companies).

"Relevant Interbank Market" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

"Relevant Jurisdiction" means, in relation to an Obligor:

(a)

its jurisdiction of incorporation; and/or

(b)

any jurisdiction where it conducts a material part of its business.

"Relevant Period" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Repayable Specified Indebtedness" means the Financial Indebtedness of members of the Group listed in Part III of Schedule 12 (The Specified Indebtedness).

"Repeating Representations" means each of the representations set out in Clause 22.2 (Status) to Clause 22.6 (Non-Conflict with other obligations).

"Required Asset Value" has the meaning given to that term in Clause 29 (Designation of Material Companies).

"Resignation Letter" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter) or in such other form as may be agreed between the Agent and the Company.

"Restructuring" means the post-Scheme Date restructuring of the share capital, assets or businesses of members of the Group as contemplated by the Framework Agreement or undertaken in connection with the Disposal of the Disposal Assets, the Fortune Brands Assets or the Larios Assets or as part of the integration of the assets of the members of the Target Group within the Group.

"Revolving Facility" means Tranche D1, Tranche D2 and Facility E.

"Revolving Facility Loan" means a Tranche D1 Loan, a Tranche D2 Loan or a Facility E Loan.

"Rollover Loan" means one or more Revolving Facility Loans:

(a)

made or to be made on the same day that a maturing Revolving Facility Loan under the same Revolving Facility is due to be repaid;

(b)

the aggregate amount of which is equal to or less than that maturing Revolving Facility Loan;

(c)

in the same currency as that maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)

made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan.

"Scheme" means a scheme of arrangement under section 425 of the Act between the Target and the holders of the Target Shares (as outlined in the Press Release).

"Scheme Date" means the date on which the Scheme becomes effective by registration of the Order by the registrar of companies and issue by the registrar of companies of a certificate under section 137 of the Act in relation to the reduction of share capital associated with the Scheme.

"Scheme Documents" means each of the documents issued, or to be issued, by or on behalf of the Target to its shareholders in respect of the Scheme.

"Scheme Loan" means any Term Loan the purposes of which are referred to in paragraphs (a) and (b)(iii) of Clause 3.1 (Purpose).

"Screen Rate" means:

(a)

in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

(b)

in relation to EURIBOR, the percentage rate per annum determined by the European Central Bank for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate with the agreement of the Company and in consultation with the Lenders.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person.

"Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 13 (Interest Periods) in relation to a Term Facility.

"Semi-Annual Financial Statements" means the financial statements delivered pursuant to paragraph (a)(ii) of Clause 23.1 (Financial Statements).

"S&P" means Standard & Poors Rating Group, a division of McGraw Hill Inc., a New York corporation.

"S&P Rating" means the senior, unsecured long-term debt rating of the Target or, as the case may be, the Company assigned by S&P.

"Specified Time" means a time determined in accordance with Schedule 10 (Timetables).

"Stock Option Plan" means the Company's employee stock option plans established 1988, 1989, 1994, 1996 and each year thereafter.

"Subsidiary" means any subsidiary as defined in article L. 233-3 of the French Commercial Code (Code de Commerce) which is consolidated with the Group or, in respect of any subsidiary incorporated in England or Wales, means a subsidiary within the meaning of section 736 of the Act.

"Sub-Underwriting Date" has the meaning given to that term in paragraph (b) of Clause 40.2 (Exceptions).

"Suspension Test" means satisfaction of either of the following conditions:

(a)

the Leverage Test ratio in respect of any Relevant Period is equal to or less than 4.00:1; or

(b)

the Moody's Rating (having taken account of the Acquisition) is Baa2 or better and the S&P Rating (having taken account of the Acquisition) is BBB or better.

"Suspension Test Date" means, the date on which the Suspension Test is satisfied (which, in respect of paragraph (a) of the definition of Suspension Test, shall be the date on which the Leverage Test ratio as tested in accordance with paragraph (a) of Clause 24.3 (Financial Testing) is equal to or exceeds the required level and, in the case of paragraph (b) of that definition, shall be the date on which the last of either Moody's or S&P assigns the relevant rating).

"Syndication Date" means the earlier of (a) the day on which the Arrangers confirm that the primary syndication of the Facilities has been completed and (b) the date which falls 6 Months after the date of this Agreement.

"Target" means Allied Domecq plc, a company incorporated under the law of England and Wales with registration number 3771147.

"Target Bond Issues" means the Financial Indebtedness of members of the Target Group described in paragraph C of Part I and in Part II of Schedule 12 (The Specified Indebtedness).

"Target Commercial Paper Programme" means the $2,500,000,000 global commercial paper programme and any other commercial paper programme issued by any member of the Target Group.

"Target Group" means the Target and its Subsidiaries.

"Target Pension Scheme Guarantees" has the meaning given to that term in Clause 24.1 (Financial definitions).

"Target Shares" means all of the shares of Target in respect of the share capital of Target.

"TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

"TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable by any member of the Group in connection with any failure by any member of the Group to pay or any delay in paying any of the same).

"Taxes Act" means the Income and Corporation Taxes Act 1988.

"Term Facility" means Facility A, Facility B or Facility C.

"Termination Date" means:

(a)

in relation to Facility A, the date falling 84 Months after the Scheme Date;

(b)

in relation to Facility B, the Facility B Initial Maturity Date or, if the Company has exercised the Facility B Term Out Option, the Facility B Term Out Termination Date;

(c)

in relation to Tranche C1, the date falling 36 Months after the Scheme Date;

(d)

in relation to Tranche C2 and each Revolving Facility the date falling 60 Months after the Scheme Date.

"Term Loan" means a Facility A Loan, a Facility B Loan or a Facility C Loan.

"Total Commitments" means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments, the Total Facility C Commitments, the Total Facility D Commitments and the Total Facility E Commitments.

"Total Facility A Commitments" means the aggregate of the Facility A Commitments, being €1,250,000,000 at the date of this Agreement.

"Total Facility B Commitments" means the aggregate of the Total Tranche B1 Commitments and the Total Tranche B2 Commitments at the date of this Agreement.

"Total Facility C Commitments" means the aggregate of the Total Tranche C1 Commitments and the Total Tranche C2 Commitments at the date of this Agreement.

"Total Facility D Commitments" means the aggregate of the Total Tranche D1 Commitments and the Total Tranche D2 Commitments at the date of this Agreement.

"Total Facility E Commitments" means the aggregate of the Facility E Commitments, being €1,000,000,000 at the date of this Agreement.

"Total Tranche B1 Commitments" means the aggregate of the Tranche B1 Commitments, being €225,000,000 at the date of this Agreement.

"Total Tranche B2 Commitments" means the aggregate of the Tranche B2 Commitments, being US$1,185,000,000 at the date of this Agreement.

"Total Tranche C1 € Commitments" means the aggregate of the Tranche C1 € Commitments, being €760,000,000 at the date of this Agreement.

"Total Tranche C1 $ Commitments" means the aggregate of the Tranche C1 $ Commitments, being US$965,000,000 at the date of this Agreement.

"Total Tranche C1 Commitments" means the aggregate of the Total Tranche C1 € Commitments and the Total Tranche C1$ Commitments.

"Total Tranche C2 € Commitments" means the aggregate of the Tranche C2 € Commitments, being €1,355,000,000 at the date of this Agreement.

"Total Tranche C2 $ Commitments" means the aggregate of the Tranche C2 $ Commitments, being US$1,740,000,000 at the date of this Agreement.

"Total Tranche C2 Commitments" means the aggregate of the Total Tranche C2 € Commitments and the Total Tranche C2 $ Commitments.

"Total Tranche D1 Commitments" means the aggregate of the Tranche D1 Commitments, being €1,000,000,000 at the date of this Agreement.

"Total Tranche D2 Commitments" means the aggregate of the Tranche D2 Commitments, being €750,000,000 at the date of this Agreement.

"Tracker Shares" has the meaning given to such term in the Framework Agreement.

"Tranche" means Tranche B1, Tranche B2, Tranche C1 €, Tranche C1 $, Tranche C2 €, Tranche C2 $, Tranche D1 or Tranche D2.

"Tranche B1" means the portion of Facility B denominated in euro as described in paragraph (b)(i) of Clause 2.1 (The Facilities).

"Tranche B1 Commitment" means:

(a)

in relation to an Original Lender, the amount in euro set opposite its name under the heading "Tranche B1 Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche B1 Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in euro of any Tranche B1 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche B1 Loan" means a loan made or to be made under Tranche B1 or the principal amount outstanding for the time being of that loan.

"Tranche B2" means the portion of Facility B denominated in dollars as described in paragraph (b)(ii) of Clause 2.1 (The Facilities).

"Tranche B2 Commitment" means:

(a)

in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Tranche B2 Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche B2 Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in dollars of any Tranche B2 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche B2 Loan" means a loan made or to be made under Tranche B2 or the principal amount outstanding for the time being of that loan.

"Tranche C1" means Tranche C1 € and Tranche C1 $.

"Tranche C1 €" means the portion of Facility C denominated in euros as described in paragraph (c)(i) of Clause 2.1 (The Facilities).

"Tranche C1 € Commitment" means:

(a)

in relation to an Original Lender, the amount in euros set opposite its name under the heading "Tranche C1 € Commitment" in Part II of Schedule 1 (The

Original Parties) and the amount of any other Tranche C1 € Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in euros of any Tranche C1 € Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche C1 € Loan" means a loan made or to be made under Tranche C1 € or the principal amount outstanding for the time being of that loan.

"Tranche C1 $" means the portion of Facility C denominated in dollars as described in paragraph (c)(ii) of Clause 2.1 (The Facilities).

"Tranche C1  $ Commitment" means:

(a)

in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Tranche C1 $ Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche C1 $ Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in dollars of any Tranche C1 $ Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche C1 $ Loan" means a loan made or to be made under Tranche C1 $ or the principal amount outstanding for the time being of that loan.

"Tranche C2" means Tranche C2 € and Tranche C2 $.

"Tranche C2 €" means the portion of Facility C denominated in euros as described in paragraph (c)(iii) of Clause 2.1 (The Facilities).

"Tranche C2 € Commitment" means:

(a)

in relation to an Original Lender, the amount in euros set opposite its name under the heading "Tranche C2 € Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche C2 € Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in euros of any Tranche C2 € Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche C2 € Loan" means a loan made or to be made under Tranche C2 € or the principal amount outstanding for the time being of that loan.

"Tranche C2 $" means the portion of Facility C denominated in dollars as described in paragraph (c)(iv) of Clause 2.1 (The Facilities).

"Tranche C2 $ Commitment" means:

(a)

in relation to an Original Lender, the amount in dollars set opposite its name under the heading "Tranche C2 $ Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche C2 $ Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in dollars of any Tranche C2 $ Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche C2 $ Loan" means a loan made or to be made under Tranche C2 $ or the principal amount outstanding for the time being of that loan.

"Tranche D1" means the portion of Facility D denominated in euros as described in paragraph (d)(i) of Clause 2.1 (The Facilities).

"Tranche D1 Commitment" means:

(a)

in relation to an Original Lender, the amount in euros set opposite its name under the heading "Tranche D1 Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche D1 Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in euros of any Tranche D1 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche D1 Loan" means a loan made or to be made under Tranche D1 or the principal amount outstanding for the time being of that loan.

"Tranche D2" means the multicurrency portion of Facility D as described in paragraph (d)(ii) of Clause 2.1 (The Facilities).

"Tranche D2 Commitment" means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Tranche D2 Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Tranche D2 Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the amount in the Base Currency of any Tranche D2 Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Tranche D2 Loan" means a loan made or to be made under Tranche D2 or the principal amount outstanding for the time being of that loan.

"Transaction Cooperation Agreement" means the bid cooperation agreement to be entered into prior to the Announcement Date between the Company, Bidco 2 and Fortune Brands, in the agreed form.

"Transaction Documents" means the Finance Documents and the Scheme Documents.

"Transfer Certificate" means an agreement substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

"Transfer Date" means, in relation to a transfer, the later of:

(a)

the proposed Transfer Date specified in the Transfer Certificate; and

(b)

the date on which the Agent executes the Transfer Certificate.

"Treasury Stock" means shares in the Company held from time to time by the Company.

"Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

"UK Scheme" means a pension scheme in which any member of the Group participates or has participated, and which has its main administration in the United Kingdom or is primarily for the benefit of employees in the United Kingdom.

"Unfunded Pension Liability" means the excess of an Employee Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the US Code for the applicable plan year.

"Unpaid Sum" means any amount of principal due and payable but unpaid by an Obligor under the Finance Documents.

"US Borrower" means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

"US Code" means at any date, the US Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date.

"US Obligor" means a US Borrower or a Guarantor whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.

"Utilisation Date" means the date on which a Loan is made.

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2

Construction

(a)

Unless a contrary indication appears a reference in this Agreement to:

(i)

the "Agent", the "Arrangers", any "Finance Party", any "Lender", any "Obligor", any "Party" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees,

(ii)

a document in "agreed form" is a document which is previously agreed in writing or initialled by or on behalf of the Company and the Agent,

(iii)

"assets" includes present and future properties, revenues and rights of every description,

(iv)

the "European interbank market" means the interbank market for euro operating in Participating Member States,

(v)

a "Finance Document" or a "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated (however fundamentally),

(vi)

"guarantee" means (other than in Clause 21 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness,

(vii)

"including" means "including, without limitation",

(viii)

"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent,

(ix)

a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing,

(x)

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being one which it is customary for the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation,

(xi)

the term "speculative" when used to describe a Treasury Transaction shall, at all times be construed in accordance with the customary meaning of that term and not in accordance with the meaning given to the term "trading" by IFRS,

(xii)

"trustee", "fiduciary" and "fiduciary duty" shall each have the meaning given to such term under any applicable law,

(xiii)

a provision of law is a reference to that provision as amended or re-enacted, and

(xiv)

a time of day is a reference to London time;

(b)

Section, Clause and Schedule headings are for ease of reference only;

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(d)

A Default (or an Exclusive US Obligor Default) or an Event of Default (or an Exclusive US Obligor Event of Default) is "continuing" if it has not been remedied or waived.  Without prejudice to the duration of the applicable grace period and without prejudice to the rights of the Lenders under Clause 27.13 (Acceleration) (until such deemed remedy), an Event of Default arising as a result of the breach of the requirements of paragraphs (a), (b) or (c) of Clause 24.2 (Financial condition) in respect of any Relevant Period shall be deemed remedied if the requirements of such paragraph are met when tested in respect of the immediately following Relevant Period;

(e)

Notwithstanding anything in this Agreement to the contrary, references to the Commitment or obligation to provide funds of Morgan Stanley Bank International Limited in relation to the Facilities shall be construed as references to the aggregate Commitment or obligation in relation to the Facilities of Morgan Stanley Bank International Limited and Morgan Stanley Senior Funding, Inc. (in the proportions set out below) and Morgan Stanley Senior Funding, Inc. is a party to this Agreement to give effect to such Commitment or obligation:

(i)

the Commitment of Morgan Stanley Bank International Limited at any time in respect of the Facilities shall equal an amount equal to the product of (i) the proportion of the aggregate Commitment of Morgan Stanley Bank International Limited and Morgan Stanley Senior Funding, Inc. to the total commitments of all the Lenders (the "Morgan Stanley Commitment Percentage") and (ii) the total drawn advances under the Facilities, and

(ii)

the Commitment of Morgan Stanley Senior Funding, Inc. at any time in respect of the Facilities shall equal the product of (i) the Morgan Stanley Commitment Percentage and (ii) the total undrawn amounts under the Facilities.

1.3

Currency Symbols and Definitions

"$" and "dollars" denote lawful currency of the United States of America, "£" and "sterling" denote lawful currency of the United Kingdom, "YEN" denotes lawful currency of Japan and "€" and "euro" means the single currency unit of the Participating Member States.

1.4

Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of any Finance Document.

(b)

Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

SECTION 2

THE FACILITIES

2.

THE FACILITIES

2.1

The Facilities

Subject to the terms of this Agreement, the Lenders make available:

(a)

to the Company, a euro denominated term loan facility in an aggregate amount equal to the Total Facility A Commitments;

(b)

to any Borrower, (i) a euro denominated term loan facility in an aggregate amount equal to the Total Tranche B1 Commitments and (ii) a dollar denominated term loan facility in an aggregate amount equal to the Total Tranche B2 Commitments;

(c)

to any Borrower, (i) a euro denominated term loan facility in an aggregate amount equal to the Total Tranche C1 € Commitments, (ii) a dollar denominated term loan facility in an aggregate amount equal to the Total Tranche C1 $ Commitments, (iii) a euro denominated term loan facility in an amount equal to the Total Tranche C2 € Commitments and (iv) a dollar denominated term loan facility in an aggregate amount equal to the Total Tranche C2 $ Commitments;

(d)

to any Borrower, (i) a euro denominated revolving credit facility in an aggregate amount equal to the Total Tranche D1 Commitments and (ii) a multicurrency revolving credit facility in an aggregate amount equal to the Total Tranche D2 Commitments;

(e)

to any Borrower, a multicurrency revolving credit facility in an aggregate amount equal to the Total Facility E Commitments.

2.2

Finance Parties' rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)

A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3

Obligors' Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Loan Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)

each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Loan Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

3.

PURPOSE

3.1

Purpose

(a)

Each Borrower shall apply:

(i)

all amounts borrowed by it under Facility A and Facility B; and

(ii)

€760,000,000 of Tranche C1 €, €898,000,000 of Tranche C2 €, US$965,000,000 of Tranche C1 $ and US$76,000,000 of Tranche C2 $, (such amounts of Facility C being the "Facility C Acquisition Portion"),

towards financing the cash consideration for the Target Shares pursuant to the Scheme Documents and any cash cancellation payments required in relation to options over Target Shares or, if the sum of the cash consideration for the Target Shares and such cash cancellation payments less the amount of the Fortune Brands Funding (being £2,721,621,217) is less than the Acquisition Portion, the Company may apply the amount remaining following full payment of such cash amounts (up to a maximum amount of €100,000,000 or its equivalent in other currencies) towards any of the purposes set out in paragraphs (b) and/or (c) below.

(b)

To the extent not required to be applied in accordance with paragraph (a) above, each Borrower shall apply all remaining amounts borrowed by it under Tranche C1 and Tranche C2 towards:

(i)

payment of Deal Costs;

(ii)

refinancing Facility C Backstopped Specified Indebtedness; and

(iii)

refinancing Repayable Specified Indebtedness.

(c)

Each Borrower shall apply all amounts borrowed by it under Facility D:

(i)

as a liquidity backstop facility for the Billet de Trésorerie Programme and the Target Commercial Paper Programme;

(ii)

towards refinancing the Billet de Trésorerie Programme and the Target Commercial Paper Programme;

(iii)

towards refinancing Repayable Specified Indebtedness; and

(iv)

towards refinancing Facility D Backstopped Specified Indebtedness.

(d)

Each Borrower shall apply all amounts borrowed by it under Facility E towards the general corporate purposes of the Group (but may not utilise Facility E for immediate application in prepayment or repayment of any Term Loan).

(e)

For the avoidance of doubt, a Borrower may apply amounts borrowed by it under a Facility by way of an intra group loan to, capitalisation of, or capital contribution towards another member of the Group in order to allow such other member of the Group to apply such amounts in accordance with the relevant paragraph above either directly or through other such intra group loans and/or capitalisations and/or capital contributions.

3.2

Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.

CONDITIONS OF UTILISATION

4.1

Initial conditions precedent

No Borrower may deliver a Loan Request unless the Agent has received all of the documents and other evidence listed in Parts I and II of Schedule 2 (Conditions Precedent) which, in relation to the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent), shall be in form and substance satisfactory to the Arrangers and the Agent. The Arrangers and the Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2

Further conditions precedent

Subject to Clause 4.5 (Utilisation of Scheme Loans during the Certain Funds Period) and Clause 27.16 (Clean Up Period), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Loan Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan (i) if such Rollover Loan is made to a Borrower other than a US Borrower, no action under Clause 27.13 (Acceleration) has been taken and no Event of Default would result from the proposed Loan and, (ii) if such Rollover Loan is made to a US Borrower, no action under Clause 27.13 (Acceleration) or Clause 27.14 (Acceleration upon Exclusive US Obligor Event of Default) has been taken and no Event of Default or Exclusive US Obligor Event of Default would result from the proposed Loan;

(b)

in the case of any other Loan (i) if such Loan is made to a Borrower other than a US Borrower, no Default is continuing or would result from the proposed Loan and, (ii) if such Loan is made to a US Borrower, no Default or Exclusive US Obligor Default is continuing or would result from the proposed Loan; and

(c)

in relation to any Loan made on the Closing Date, all the representations and warranties in Clause 22 (Representations) required to be made on such date in accordance with paragraph (b) of Clause 22.19 (Times when representations made) or, in relation to any other Loan, the Repeating Representations to be made by each Obligor are true.

4.3

Conditions relating to Optional Currencies

(a)

A currency will constitute an Optional Currency in relation to a Tranche D2 Loan or a Facility E Loan if it is sterling, dollars or YEN or:

(i)

it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market at the Specified Time or, if later, on the date the Agent receives the relevant Loan Request and the Utilisation Date for that Loan; and

(ii)

has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Loan Request for that Loan.

(b)

If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)

whether or not the Lenders have granted their approval (such approval not to be unreasonably withheld); and

(ii)

if approval has been granted, the minimum amount for any subsequent Loan in that currency which shall be the approximate equivalent (based on then current market rates of exchange) of €10,000,000 rounded to an appropriate and convenient multiple.

4.4

Maximum number of Loans

(a)

No Borrower may deliver a Loan Request if as a result of the proposed Loan:

(i)

4 or more Facility A Loans would be outstanding; or

(ii)

6 or more Facility B Loans would be outstanding; or

(iii)

15 or more Facility C Loans would be outstanding; or

(iv)

20 or more Facility D Loans would be outstanding; or

(v)

20 or more Facility E Loans would be outstanding.

(b)

A Borrower may not request that a Term Loan be divided if, as a result of the proposed division, 4 or more Facility A Loans, 6 or more Facility B Loans, or 15 or more Facility C Loans would be outstanding.

(c)

Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5

Utilisation of Scheme Loans during the Certain Funds Period

(a)

Subject to paragraph 4.1 (Initial conditions precedent) during the Certain Funds Period no Lender is entitled to:

(i)

refuse to participate in or make available any Scheme Loan;

(ii)

cancel a Facility A Commitment, a Tranche B1 Commitment, a Tranche B2 Commitment, a Tranche C1€ Commitment, a Tranche C1$ Commitment, a Tranche C2€ Commitment or a Tranche C2$ Commitment required for a Scheme Loan;

(iii)

take any of the actions described in Clause 27.13 (Acceleration), 27.14 (Acceleration Upon Exclusive US Obligor Event of Default) or 27.15 (Acceleration in respect of Borrowers incorporated in the United States of America); or

(iv)

exercise any right of rescission, cancellation, set off, repudiation or counterclaim or similar right or remedy which it may have in relation to any Scheme Loan,

except as provided below in this Clause 4.5.

(b)

Paragraph (a) does not apply if the entitlement arises because:

(i)

a Major Representation in respect of any Obligor or Chivas Brothers Pernod Ricard Limited is not correct or will not be correct immediately after the Scheme Loan is made;

(ii)

a Major Default in respect of:

(A)

the Company and any other member of the Pernod Ricard Group as at the date of this Agreement to the extent such Major Default relates to a Major Breach,

(B)

any Obligor and Chivas Brothers Pernod Ricard Limited to the extent that such Major Default relates to a Major Representation, and

(C)

the Company, Bidco 1, Bidco 2, Chivas Brothers Pernod Ricard Limited and any other member of the Pernod Ricard Group which as at the first Utilisation Date is an Obligor to the extent that the Major Default relates to Clause 27.5 (Insolvency) or Clause 27.6 (Insolvency proceedings), is outstanding or will result from the making of the Scheme Loan; or

(iii)

it is unlawful for the Lender to participate in or make available that Scheme Loan.

(c)

Nothing in this Clause 4.5 will affect the rights of any Finance Party in respect of any outstanding Default upon expiry of the Certain Funds Period irrespective of whether that Default occurred during the Certain Funds Period or not.

SECTION 3

UTILISATION

5.

UTILISATION

5.1

Delivery of a Loan Request

A Borrower may utilise a Facility by delivery by such Borrower or by the Obligors' Agent on its behalf to the Agent of a duly completed Loan Request not later than the Specified Time.

5.2

Completion of a Loan Request for Loans

(a)

Each Loan Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)

it identifies the Facility and, where applicable, the Tranche to be utilised and the Borrower requesting such Loan is permitted to borrow under that Facility in accordance with Clause 2.1 (The Facilities);

(ii)

the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)

the currency and amount of the Loan comply with Clause 5.3 (Currency and amount); and

(iv)

the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)

Multiple Loans may be requested in a Loan Request where the proposed Utilisation Date is the Closing Date. Only one Loan may be requested in each subsequent Loan Request.

5.3

Currency and amount

(a)

The currency specified in a Loan Request must be:

(i)

in relation to a Facility A Loan, a Tranche B1 Loan, a Tranche C1 € Loan, a Tranche C2 € Loan or a Tranche D1 Loan, euros;

(ii)

in relation to a Tranche B2 Loan, a Tranche C1$ Loan or a Tranche C2$ Loan, dollars; and

(iii)

in relation to a Tranche D2 Loan or a Facility E Loan, the Base Currency or an Optional Currency.

(b)

The amount of the proposed Loan must be:

(i)

an amount equal to €1,250,000,000 for Facility A or, if less, the Available Facility; or

(ii)

an amount equal to €225,000,000 for Tranche B1 and $1,185,000,000 for Tranche B2 or, if less, the Available Facility in respect of Tranche B1 or Tranche B2 (as applicable); or

(iii)

a minimum amount equal to €10,000,000 for Tranche C1€, US$10,000,000 for Tranche C1$, €10,000,000 for Tranche C2€, and US$10,000,000 for Tranche C2$ or, if less, the Available Facility in respect of Tranche C1€, Tranche C1$, Tranche C2€ or Tranche C2$ (as applicable);

(iv)

a minimum amount equal to €10,000,000 for Tranche D1 or, if less, the Available Facility in respect of Tranche D1;

(v)

in respect of Tranche D2 and Facility E:

(A)

if the currency selected is euro, a minimum of €10,000,000 or, if less, the Available Facility in respect of Tranche D2 or Facility E (as applicable), or

(B)

if the currency selected is dollars, a minimum of $10,000,000 or, if less, the Available Facility in respect of Tranche D2 or Facility E (as applicable), or

(C)

if the currency selected is an Optional Currency other than dollars, the minimum amount specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility in respect of Tranche D2 or Facility E (as applicable).

5.4

Lenders' participation

(a)

If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)

The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment in relation to the relevant Facility (or Tranche forming part of the Facility) under which such Loan is drawn immediately prior to making the Loan.

(c)

The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and shall notify the Company and each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5

Limitations on Loans

(a)

No Revolving Facility shall be utilised unless the Acquisition Portion which is applied in financing the cash consideration for the Target Shares has been (or is simultaneously) utilised.

(b)

The Acquisition Portion which is applied in financing the cash consideration for the Target Shares may only be utilised on the Closing Date and only if all of the Acquisition Portion to be applied towards such purpose is utilised or cancelled on that date.

6.

OPTIONAL CURRENCIES

6.1

Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Tranche D2 Loan or a Facility E Loan in a Loan Request.

6.2

Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)

a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)

a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower or the Company to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3

Agent's calculations

Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.

REPAYMENT

7.1

Repayment of Facility A Loans

The Company shall repay the aggregate Facility A Loans in full on the Termination Date for Facility A.

7.2

Repayment of Facility B Loans

The Borrowers under Facility B shall repay the aggregate Facility B Loans in full on the Facility B Initial Maturity Date or, for any Facility B Loans in respect of which the Company has exercised the Facility B Term Out Option, the Facility B Term Out Termination Date.

7.3

Repayment of Tranche C1 Loans

The Borrowers under Tranche C1 shall repay the aggregate Tranche C1 Loans in full on the Termination Date for Tranche C1.

7.4

Repayment of Tranche C2 Loans

The Borrowers under Tranche C2 shall repay the aggregate Tranche C2 Loans in full on the Termination Date for Tranche C2.

7.5

Repayment of Revolving Facility Loans

Each Borrower which has drawn a Facility D loan or a Facility E Loan shall repay that Loan on the last day of its Interest Period.

7.6

Reduction of Facility E

(a)

The Total Facility E Commitments shall be reduced on each of the dates specified below (each a "Reduction Date") to the amount (the "Reduced Amount") set opposite such Reduction Date:

Reduction Date	Reduced Amount
The date falling 12 Months after the Scheme Date	€750,000,000
The date falling 24 Months after the Scheme Date	€500,000,000

(b)

Each Borrower shall ensure that sufficient Facility E Loans are repaid on or before a Reduction Date to the extent necessary so that the aggregate of the Base Currency Amounts of the outstanding Facility E Loans (after that repayment) is equal to or less than the Reduced Amount applicable to that Reduction Date.

(c)

Any reduction of the Total Facility E Commitments shall reduce rateably the Facility E Commitments of each Lender.

8.

TERM OUT OF FACILITY B

(a)

The Company may by delivering to the Agent a notice (a "Term Out Notice", in the form set out in Schedule 13 (Form of Term Out Notice)) not less than 30 days prior to the Facility B Initial Maturity Date, exercise the Facility B Term Out Option in respect of some or all of the Facility B Loans then outstanding (together, the "Termed Out Facility B Loans").

(b)

The Term Out Notice shall be unconditional and irrevocable.

(c)

The Agent shall forward a copy of the Term Out Notice to each Lender as soon as practicable after receipt.

(d)

If the Company has delivered a Term Out Notice under paragraph (a) above in respect of the Facility B Term Out Option then each Termed Out Facility B Loan shall automatically be converted into a Facility B Loan in the currency in which that Termed Out Facility B Loan is denominated at the time of the Term Out Notice and shall not be repayable on the Facility B Initial Maturity Date but shall instead be repayable on the Facility B Term Out Termination Date.

(e)

An Interest Period for each Termed Out Facility B Loan shall commence on the Facility B Initial Maturity Date, and shall be of a duration determined in accordance with Clause 13 (Interest Periods).

9.

ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

9.1

Illegality

If, at any time, it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)

that Lender, shall promptly notify the Agent upon becoming aware of that event;

(b)

upon the Agent notifying the Company, the Commitment of that Lender will be cancelled on the earlier of (i) the last day of any applicable grace period permitted by law and (ii) the date falling 5 Business Days after the date of such notification; and

(c)

each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.2

Mandatory cancellation

All Available Commitments under a Facility (and under any Tranche of a Facility) shall automatically be cancelled at the end of the Availability Period in respect of that Facility.

9.3

Voluntary cancellation

(a)

The Company may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of an Available Facility. Any cancellation under this Clause 9.3 shall reduce the Commitments of the Lenders rateably under that Facility or Tranche (as applicable).

(b)

Any such cancellation in part shall be in a minimum amount of:

(i)

€10,000,000 in relation to Facility A, Tranche B1, Tranche C1 €, Tranche C2 €, Tranche D1, Tranche D2 or Facility E, or

(ii)

$10,000,000 in relation to Tranche B2, Tranche C1 $ or Tranche C2 $.

9.4

Voluntary prepayment of Term Loans

(a)

A Borrower to which a Term Loan has been made may, if it or the Company gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Term Loan.

(b)

Any such prepayment in part shall be in a minimum amount of:

(i)

€10,000,000 in relation to Facility A, Tranche B1, Tranche C1 € or Tranche C2 €; and

(ii)

$10,000,000 in relation to Tranche B2 or Tranche C1 $, Tranche C2 $.

(c)

A prepayment made under this Clause 9.4 may be applied against outstanding Loans in such order at the Company may elect.

9.5

Voluntary prepayment of Revolving Facility Loans

A Borrower to which a Revolving Facility Loan has been made may, if it or the Company gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Loan by a minimum amount of €10,000,000).

9.6

Right of cancellation and repayment in relation to a single Lender

(a)

If:

(i)

any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or

(ii)

any Lender claims indemnification from the Company or an Obligor under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)

On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

10.

MANDATORY PREPAYMENT

10.1

Change of Control

Upon the occurrence of a Change of Control:

(a)

the Company shall immediately consult with the Lenders through the Agent for a period of up to 30 days with a view to agreeing appropriate terms for continuing the Facilities; and

(b)

if, at the end of such period, agreement has not been reached between the Company and all the Lenders, if a Lender so requires and so notifies the Company (through the Agent) by giving the Company no less than 30 days' prior written notice, such Lender may cancel its Commitments and declare its participation in all outstanding Loans together with accrued interest, and all other amounts accrued to it under the Finance Documents, to be immediately due and payable (and such Lender's Commitments shall be cancelled and its participation in all outstanding Loans together with accrued interest shall be repaid on the expiry of such notice).

10.2

Net Proceeds from certain Disposals and Capital Markets and Debt Issues

The Company shall ensure that the Borrowers prepay Loans in the following amounts at the times and in the order of application contemplated by Clause 10.3 (Application of mandatory prepayments):

(a)

subject to paragraph (b)(i) of Clause 10.3 (Application of mandatory prepayments), an amount equal to the Net Proceeds from any Disposal made prior to the Suspension Test Date of the Disposal Assets;

(b)

an amount equal to the Net Proceeds from any Disposal made prior to the Suspension Test Date in accordance with paragraphs (n) or (o) of the definition of "Permitted Disposal";

(c)

an amount equal to the Net Proceeds from the issue of the Capital Markets Instruments;

(d)

an amount equal to the Net Proceeds from any capital markets issue (whether debt or equity) (other than (i) the issue of the Capital Markets Instruments; (ii) any such issue in connection with any Stock Option Plan or similar plans or programmes and (iii) any equity issued in accordance with Clause 25.9 (OCEANE Equity Issuance) to the extent necessary to satisfy the requirements of paragraph (b) of Clause 25.9 (OCEANE Equity Issuance)) or any Financial

Indebtedness (other than Financial Indebtedness raised by the Capital Markets Instruments) described in paragraph (c) of the definition of "Permitted Financial Indebtedness" in each case which is raised prior to the Suspension Test Date, provided that such prepayment will only apply to the extent that the aggregate Net Proceeds raised under this paragraph (d) from the date of this Agreement exceed €200,000,000; and

(e)

an amount equal to the Net Proceeds of any equity issued and an amount equal to the Net Proceeds from the Disposal of any Treasury Stock to the extent necessary to satisfy the requirements of paragraphs (b) or (c) of Clause 25.9 (OCEANE Equity Issuance).

10.3

Application of mandatory prepayments

(a)

Subject to paragraph (b) below a prepayment made under Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) shall be applied in the following order:

(i)

first, in prepayment of Facility C Loans (to be applied against Tranche C1 Loans and Tranche C2 Loans, in such order as the Company may elect);

(ii)

secondly, in prepayment of Facility B Loans (to be applied against Tranche B1 Loans and Tranche B2 Loans in such order as the Company may elect);

(iii)

thirdly, in prepayment of Facility D Loans (to be applied against Tranche D1 Loans and Tranche D2 Loans in such order as the Company may elect);

(iv)

fourthly, in prepayment of Facility E Loans; and

(v)

then in prepayment of Facility A Loans.

(b)

Notwithstanding the order of prepayment set out in paragraph (a) above, any Net Proceeds referred to in:

(i)

paragraph (a) of Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) shall be applied first in prepayment of Facility B Loans and cancellation of corresponding Facility B Commitments (to be applied against Tranche B1 Loans (and Tranche B1 Commitments) and Tranche B2 Loans (and Tranche B2 Commitments) in such order as the Company may elect) and thereafter an amount equal to 50 per cent of the amount, if any, by which such Net Proceeds  exceed the amount of all Facility B Loans shall be applied in the order of application set out in paragraph (a) above (and, for the avoidance of doubt, the remaining 50 per cent. of any such excess may be retained by the Company or, at the Company's option, applied in prepayment of Loans in accordance with Clause 9.4 (Voluntary Prepayment of Term Loans) or Clause 9.5 (Voluntary Prepayment of Revolving Facility Loans));

(ii)

paragraph (c) of Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) shall be applied first in prepayment of Facility A Loans and cancellation of equal amounts of Facility A Commitments (pro rata between the Commitments of the Lenders under Facility A), and shall be applied in the order of application set out in paragraph (a) above only after full repayment of all Facility A Loans; and

(iii)

paragraph (e) of Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) shall be applied first in prepayment of Facility D Loans (to be applied against Tranche D1 Loans and Tranche D2 Loans in such order as the Company may elect).

(c)

Unless the Company makes an election under paragraph (d) below, the Borrowers shall apply any amounts under Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) in prepayment of the relevant Loans on the last day of the Interest Period relating to such Loans.

(d)

The Company may, by giving the Agent not less than five Business days (or such shorter period as the Majority Lenders may agree) prior written notice, elect that any prepayment under Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues) be applied in immediate prepayment of the relevant Loans.

(e)

If the Company makes the election under paragraph (d) above then a proportion of the relevant Loans equal to the amount of the relevant prepayment will be due and payable on the date specified in the notice.

(f)

Unless the Company has made an election under paragraph (d) above, if an Event of Default has occurred and is continuing, a proportion of the Loans equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

(g)

The Agent shall notify the Lenders as soon as possible of any prepayment to be made under Clause 9.4 (Voluntary prepayment of Term Loans) or Clause 10.2 (Net Proceeds from certain Disposals and Capital Markets and Debt Issues).

11.

RESTRICTIONS

11.1

Notices of Cancellation or Prepayment

Any notice of cancellation or prepayment given by any Party under Clause 9 (Illegality, voluntary prepayment and cancellation) or Clause 10 (Mandatory prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

11.2

Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

11.3

No reborrowing of Term Facilities

No Borrower may reborrow any part of a Term Facility which is prepaid.

11.4

Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of a Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

11.5

Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

11.6

No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

11.7

Agent's receipt of Notices

If the Agent receives a notice under Clause 9 (Illegality, voluntary prepayment and cancellation) or Clause 10 (Mandatory prepayment) it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

12.

INTEREST

12.1

Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)

Margin;

(b)

LIBOR or, in relation to any Loan in euro, EURIBOR; and

(c)

Mandatory Cost, if any.

12.2

Payment of interest

(a)

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

(b)

If the Annual Financial Statements and related Compliance Certificate received by the Agent show that a higher or lower Margin should have applied during a certain period, then the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent or, as the case may be, the Agent shall set off against amounts owed by the relevant Borrower any amounts necessary to put the Agent and the Lenders or, as the case may be, the Borrowers in the position they would have been in had the appropriate rate of the Margin applied during such period.

12.3

Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably and, without prejudice to the Agent's right to make such selection in its discretion, taking into account the cost to the Borrowers which will result from such selection and any scheduled or anticipated repayment date). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)

If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)

the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid following demand therefor or, in the case of any such amounts owing by any French Obligor, if within the meaning of Article 1154 of the French Code Civil, such interest has been due for a period of at least one year) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4

Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest under this Agreement.

12.5

Effective Global Rate (Taux Effectif Global)

For the purposes of Articles L. 313-4 of the French Code monétaire et financier and L. 313-1, L. 313-2, R.313-1 and R.313-2 of the French Code de la consommation, the Parties acknowledge that by virtue of certain characteristics of the Facilities (and in particular the variable interest rate applicable to the Loans and the Borrowers’ right to select the currency and the duration of the Interest Period of each Loan) the taux effectif global cannot be calculated at the date of this Agreement. However, the Original Borrowers incorporated in France acknowledge that they have received from the Agent a letter substantially in the form set out in Schedule 14 (Form of Letter for Determination of the Effective Global Rate (Taux Effectif Global)) containing an indicative calculation of the taux effectif global, based on figured examples calculated on assumptions as to the taux de période and durée de période set out in that letter.  The Parties acknowledge that that letter forms part of this Agreement.

13.

INTEREST PERIODS

13.1

Selection of Interest Periods and Terms

(a)

A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Loan Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

(b)

Each Selection Notice for a Term Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of the Borrower) to which that Term Loan was made not later than the Specified Time.

(c)

If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be one Month.

(d)

Subject to this Clause 13, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period which is shorter than six Months agreed between the Company and the Agent (in its sole discretion, acting reasonably) or any other period which is longer than six Months agreed between the Company and the Agent (acting on the instructions of all the

Lenders). In addition a Borrower (or the Company on its behalf) may (in relation to Facility E) select an Interest Period of less than one Month, if necessary to ensure that (when aggregated with the Available Facility for Facility E) there are sufficient Facility E Loans (with an aggregate Base Currency Amount equal to or greater than the amount by which Facility E Commitments must be reduced in order for them to be reduced to the relevant Reduced Amount) which have an Interest Period ending on a Reduction Date for the scheduled reduction to occur.

(e)

An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)

Each Interest Period for a Term Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)

A Revolving Facility Loan has one Interest Period only.

(h)

Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Agent and the Company may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

13.2

Changes to Interest Periods

(a)

Prior to determining the interest rate for a Facility E Loan, the Agent may shorten the Interest Period for any Facility E Loan to ensure that, when aggregated with the Available Facility for Facility E, there are sufficient Facility E Loans (with an aggregate Base Currency Amount equal to or greater than the amount by which Facility E Commitments must be reduced in order to comply with the Reduced Amount) which have an Interest Period ending on a Reduction Date for the scheduled reduction to occur.

(b)

If the Agent makes any of the changes to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Company and the Lenders.

13.3

Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.4

Consolidation and division of Term Loans

(a)

Subject to paragraph (b) below, if two or more Interest Periods:

(i)

relate to Term Loans made under the same Facility (and under the same Tranche);

(ii)

end on the same date; and

(iii)

are made to the same Borrower,

those Term Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term Loan on the last day of the Interest Period.

(b)

Subject to Clause 4.4 (Maximum number of Loans), and Clause 5.3 (Currency and amount) if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided with euro amounts or dollar amounts (as applicable) specified in that Selection Notice, having an aggregate euro amount or dollar amount (as applicable) equal to the euro amount or dollar amount (as applicable) of the Term Loan immediately before its division.

14.

CHANGES TO THE CALCULATION OF INTEREST

14.1

Absence of quotations

Subject to Clause 14.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2

Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)

the Margin;

(ii)

the rate notified to the Agent (together with appropriate explanatory information) by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)

the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)

In this Agreement "Market Disruption Event" means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)

before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

14.3

Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)

Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

14.4

Break Costs

(a)

Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, together with its demand, provide a certificate confirming the amount of (and details of the calculation of) its Break Costs for any Interest Period in which they accrue.

15.

FEES

15.1

Commitment fee

(a)

The Company shall pay to the Agent (for the account of each Lender) a commitment fee computed at the rate of 0.15 per cent. per annum on that Lender's Available Commitment under each Facility for the period from the date of this Agreement to the first Utilisation Date.

(b)

The Company shall pay to the Agent (for the account of each Lender) a commitment fee computed at a rate equal to 35 per cent. of the applicable Margin for each of Tranche C1, Tranche C2, Facility D and Facility E, on that Lender's Available Commitment under Tranche C1, Tranche C2, Facility D and Facility E from the first Utilisation Date to the end of the Availability Period for each such Facility.

(c)

The accrued commitment fee for the period from the date of this Agreement to the first Utilisation Date is payable on the first Utilisation Date and thereafter accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, and on the last day of the relevant Availability Period or, if earlier, on the date on which the relevant Facility (or Tranche) is cancelled in full.

15.2

Bookrunning, underwriting, sub-underwriting and participation fees

The Company shall pay the bookrunning, underwriting, sub-underwriting and participation fees in the amount and at the times agreed in a Fee Letter to those of the Finance Parties specified therein.

15.3

Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.4

Invoicing of Fees

All fees falling due on or after the first Utilisation Date (save for the commitment fees referred to in Clause 15.1 (Commitment Fee)) shall be allocated between (and invoiced to) the Borrowers in proportion to the amount of the outstanding Loans made to them under the Facilities on the first Utilisation Date (or, if later, the date such fees fall due for payment) or shall be allocated (or invoiced) as the Company may direct.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

16.

TAX GROSS-UP AND INDEMNITIES

16.1

Definitions

In this Agreement:

"Approved Additional Borrower" is an Additional Borrower that:

(i)

is treated as making payments from a jurisdiction other than France, the United Kingdon or the United States; and

(ii)

was approved by all Lenders as an Approved Additional Borrower at the time that it became a Borrower.

"Approved Jurisdiction" is the jurisdiction from which an Approved Additional Borrower makes payments.

"Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender and:

(i)

with respect to payments from an Obligor in France:

(A)

has its Facility Office in France, or

(B)

fulfils the conditions imposed by French law taking into account, as the case may be, any double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities), in order for the payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction;

(ii)

with respect to payments from a Borrower incorporated or established in the United Kingdom:

(A)

is a Lender,

(1)

which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document, or

(2)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

and, in each case, which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)

is a Lender which,

(1)

is a company resident in the United Kingdom for United Kingdom tax purposes, or

(2)

is a partnership each member of which is either (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act, or

(3)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company, or

(C)

is a Lender which fulfils the conditions imposed by UK law taking into account, as the case may be, any double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities), in order for the payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction;

(iii)

with respect to payments by a Borrower in the United States:

(A)

is a "United States Person" within the meaning of Section 7701(a)(30) of the US Code, provided such Lender timely has delivered to the Agent two accurate and complete original signed copies of IRS Form W-9 (or any successor form) certifying its status as a "United States person", or

(B)

is not a "United States Person" within the meaning of Section 7701(a)(30) of the US Code and is entitled to receive payments made pursuant to the Finance Documents without deduction or withholding of any United States federal income tax either as a result of such payments being effectively connected with trade or business within the United States or under a portfolio interest exemption, provided such Lender timely has delivered to the Agent directly, or in the case of a Lender that is a foreign intermediary or a flow-through entity for United States federal income tax purposes, under the cover of a duly executed IRS Form W-8IMY, as appropriate, (x) two accurate and complete original signed copies of either (1) IRS Form W-8ECI (or any successor form) with respect to such Lender, or in the case of a Lender that is a foreign intermediary or a flow-through entity for United States federal income tax purposes, with respect to each beneficiary or member of such Lender, certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender (or in the case of a Lender that is a foreign intermediary or a flow-through entity for United States federal income tax purposes, each such member or beneficiary) of a trade or business within the United States or (2) IRS Form W-8BEN (or any successor form) with respect to such Lender, or in the case of a Lender that is a foreign intermediary or a flow-through entity for United States federal income tax purposes, with respect to each beneficiary or member of such Lender, claiming exemption from withholding in respect of payments made pursuant to the Finance Documents under the portfolio interest exemption and a statement certifying that such Lender (or in the case of a Lender that is a foreign intermediary or a flow-through entity for United States federal income tax purposes, each such member or beneficiary) is not a person described in Section 871(h)(3)(B) or Section 881(c)(3) of the US Code, (y) two further copies of any such form, statement or certificate on or before the date that any such form, statement or certificate expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form, statement or certificate previously delivered by it to the Agent, and (z) such other applicable form certifying as to such Lender's (or, in the case of a Lender that is a foreign intermediary or flow-through for United States federal income tax purposes, each such member's or beneficiary's) entitlement to exemption from United States withholding tax (including United States back-up withholding tax) with respect to all payments to be made to such Lender under the Finance Documents or in the case of a foreign intermediary or flow-through entity a portion of such payments attributable to one or more members or beneficiaries of the foreign intermediary or flow-through entity, or

(C)

fulfils the conditions imposed by United States law taking into account, as the case may be, any double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities), in order for the payment or, in the case of a foreign intermediary or flow-through entity, a portion of such payments attributable to one or more members or beneficiaries of the foreign intermediary or flow-through entity not to be subject to (or as the case may be, to be exempt from) any Tax Deduction;

(iv)

with respect to payments from an Approved Additional Borrower in an Approved Jurisdiction:

(A)

has its Facility Office in such jurisdiction in a manner which will provide that payment to such Lender is not to be subject to (or as the case may be, is exempt from) any Tax Deduction in such jurisdiction, or

(B)

fulfils the conditions imposed by the law of such jurisdiction taking into account, as the case may be, any double taxation agreement in force on the date (subject to the completion of any necessary procedural formalities), in order for the payment not to be subject to (or as the case may be, to be exempt from) any Tax Deduction.

"Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

"Treaty Lender" means in respect of a jurisdiction, a Lender which is entitled to a payment under a double taxation agreement (subject to the completion of any necessary procedural formalities) without a Tax Deduction.

Unless a contrary indication appears, in this Clause 16 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

16.2

Tax gross-up

(a)

Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves the relevant Lender with an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

A Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed by the United Kingdom, the United States or France from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender (or a beneficiary or a member, in the case of a Lender that is a foreign intermediary or a flow-through entity for United States federal income tax purposes) under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation treaty, or any published practice or concession of any relevant taxing authority; or

(ii)

the relevant Lender is a Treaty Lender and such Lender failed to comply with its obligations under paragraph (h) below with respect to such Borrower, but only for so long as such Lender has failed to comply with such obligations.

In addition, an Obligor shall only be required to make an increased payment to a Lender that is a foreign intermediary or a flow-through entity for US federal income tax purposes to the extent that a portion of the payment made to such Lender, which was not subject to a Tax Deduction at the later of (a) the date such Lender became a Lender under this Agreement or (b) the date that the member or beneficiary of the Lender to whom such portion is attributable became a member or beneficiary of such Lender and is subject to a Tax Deduction as a result of any change, after such date, in any law or double taxation treaty, or any published practice or concession of any relevant taxing authority.

An Approved Additional Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed by its Approved Jurisdiction from a payment of interest on a Loan, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation treaty, or any published practice or concession of any relevant taxing authority; or

(ii)

the relevant Lender is a Treaty Lender and such Lender failed to comply with its obligations under paragraph (h) below with respect to such Borrower, but only for so long as such Lender has failed to comply with such obligations.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(h)

Without limitation to paragraph (g) above, with respect to payments made from a Borrower in France, the United Kingdom or the United States, each Treaty Lender in respect of such Borrower(s) shall promptly, and in any event within thirty (30) days as from the date of execution of this Agreement (or in the case of any Treaty Lender or Additional Borrower in France, the United Kingdom or the United States which accedes to this Agreement, within thirty (30) days of the date such Treaty Lender or Additional Borrower has become a Party), prepare and submit to the appropriate person(s) all the relevant documents which need to be submitted or filed in order for such Treaty Lender to qualify for an exemption from any Tax Deduction by such Borrower(s) (being in respect of a Borrower located in France or in the United Kingdom the relevant form under the applicable double taxation agreement, and in respect of a Borrower located in the United States, Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or, in the case of a Lender that is a foreign intermediary or flow-through entity for United States federal income tax purposes, IRS Form W-8IMY accompanied by an IRS Form W-8BEN for each member or beneficiary of such Lender certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country, or in each case such other forms as may be applicable in respect of such Treaty Lender for each such Borrower). In addition, with respect to payments made from an Approved Additional Borrower, each Treaty Lender in respect of such Borrower's Approved Jurisdiction shall promptly prepare and submit to the appropriate person(s) all the relevant documents which need to be filed in order for such Treaty Lender to qualify for any exemption from any Tax Deduction by such Borrower. Each such Treaty Lender shall provide to the Agent evidence of the submission of such filings at the time when such filings are submitted and shall promptly respond to any requests from the Agent or the relevant authorities in respect of such filings.

(i)

The Agent shall provide assistance to each relevant Treaty Lender in preparing and making the filings described in paragraph (h) above, including in respect of an Additional Borrower at such time as any Additional Borrower should become a Party. From time to time at the request of the Company, the Agent shall provide an update to the Company of which such Treaty Lenders have made the required filings and shall request from any such Treaty Lender that has not made the required filings that such filings be made without further delay.

16.3

Tax indemnity

(a)

The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party, upon presentation of detailed and justified supporting documents an amount equal to the loss, liability or cost which that Protected Party determines has been directly suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)

Paragraph (a) above shall not apply:

(i)

with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or organised or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated (by such jurisdiction) as resident for tax purposes, or

(B)

under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by (but not any sum deemed to be received or receivable by) or that Tax is a franchise tax, branch taxes, tax on doing business or tax measured by or imposed upon the overall capital or net worth of that Finance Party or its Facility Office; or

(ii)

to the extent a loss, liability or cost:

(A)

is compensated for by an increased payment under Clause 16.2 (Tax gross-up), or

(B)

would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 16.2 (Tax gross-up) applied.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)

A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4

Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)

a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(b)

that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5

Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (or the transactions occurring thereunder) other than any stamp duty payable on or in respect of any Transfer Certificate.

16.6

Value added tax

(a)

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)

If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

17.

INCREASED COSTS

17.1

Increased costs

(a)

Subject to Clause 17.3 (Exceptions) the Company shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application by any governmental or regulatory authority of) any law or regulation or (ii) compliance with any law or regulation, in each case made after the date of this Agreement.

(b)

In this Agreement "Increased Costs" means:

(i)

a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)

an additional or increased cost; or

(iii)

a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2

Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Agent or the Company, provide a certificate confirming the amount (and details of the calculation) of its Increased Costs.

(c)

The Agent shall promptly following receipt, forward a copy of any such notice to the Company.

17.3

Exceptions

(a)

Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)

attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)

compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

(iii)

compensated for by the payment of the Mandatory Cost; or

(iv)

attributable to the material breach by the relevant Finance Party or its Affiliates of any law or regulation or a failure by the relevant Finance Party to make any required filing with any regulatory authority; or

(v)

to the extent known at the date of this Agreement, attributable to the application of or compliance with the International Convergence of Capital Measurement Standards published by the Basel Committee on Banking Supervision in June 2004 (“Basel II”), or any implementation or transposition thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or other law or regulation, including (without limitation) any Increased Cost attributable to Pillar 2 (The Supervisory Review Process) of Basel II or to any change by a Finance Party from one method of calculating capital adequacy to another.

(b)

In this Clause 17.3 reference to a "Tax Deduction" has the same meaning given to the term in Clause 16.1 (Definitions).

18.

OTHER INDEMNITIES

18.1

Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)

making or filing a claim or proof against that Obligor; or

(ii)

obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the market rate or rates of exchange prevailing at the time of its receipt of that Sum.

(b)

To the extent legally possible, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2

Other indemnities

(a)

The Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(i)

the occurrence of any Event of Default or Exclusive US Obligor Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Loan Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)

a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

(b)

The Company shall indemnify and agree to hold harmless each Finance Party each Affiliate of a Finance Party each officer, director, employee and representative of a Finance Party (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, legal expenses reasonably incurred and other expenses (all together "Losses"), that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with any claims, investigation, litigation or proceeding (or the preparation of any defence with respect thereto), commenced or threatened in relation to the Acquisition or the Scheme or the funding of the Acquisition or the Scheme, except to the extent that such Losses are finally judicially determined to have resulted from such Indemnified Party's negligence or wilful misconduct or from a material breach by any Indemnified Party of any applicable law or regulation or any of its obligations under the Finance Documents. Any third party referred to in this paragraph (b) may rely on this Clause 18.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act. Each Indemnified Party shall inform the Company of any potential claims as soon as practicable. The Company shall be entitled but not obligated to assume the defence of any such claim, investigation, litigation or proceeding.

18.3

Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)

investigating any event which it reasonably believes is an Event of Default or an Exclusive US Obligor Event of Default; or

(b)

acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

19.

MITIGATION BY THE LENDERS

19.1

Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount (or increased amount) becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14.2 (Market Disruption), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or to a new or existing Lender willing to accept that transfer.

(b)

Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2

Limitation of liability

(a)

The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)

A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.

COSTS AND EXPENSES

20.1

Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Company shall, within five Business Days of demand, reimburse the Agent upon presentation of reasonably detailed and supporting documents, for the amount of all out of pocket costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement up to any maximum aggregate amount which has been agreed in advance by the Company and the Agent in respect of each such amendment, waiver or consent.

20.2

Enforcement and preservation costs

The Company shall, within five Business Days of demand, pay to the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the enforcement of or the preservation of any rights of any Finance Party under any Finance Document.

SECTION 7

GUARANTEE

21.

GUARANTEE AND INDEMNITY

21.1

Guarantee and indemnity

Each Guarantor irrevocably jointly and severally:

(a)

guarantees to each Finance Party performance by each Borrower of all that Borrower's payment obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under any Finance Document, that Guarantor shall within 5 Business Days of demand made of it (such demand to be made in accordance with the terms of Clause 36 (Notices)), pay that amount as if it was the principal obligor for that payment; and

(c)

agrees to indemnify each Finance Party within 5 Business Days of demand made of it (such demand to be made in accordance with the terms of Clause 36 (Notices)) against any cost, loss or liability directly incurred by that Finance Party if any such payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of that cost, loss or liability shall not exceed the amount which that Finance Party would otherwise have been entitled to recover pursuant to those obligations.

21.2

Continuing and Additional Guarantee

This guarantee is (i) a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any (a) intermediate payment or (b) intermediate discharge in whole or in part and (ii) is in addition to and is not in any way prejudiced by any other guarantee now or subsequently held by any Finance Party.

21.3

Reinstatement

To the extent that any payment by a Guarantor made pursuant to Clause 21.1 (Guarantee and indemnity) or any discharge given by a Finance Party (in respect of the payment obligations of a Borrower or the obligations of a Guarantor under Clause 21.1 (Guarantee and indemnity)) is avoided or reduced as a result of insolvency of that Borrower or Guarantor or any similar event affecting that Borrower or Guarantor:

(a)

the liability of each Guarantor shall continue as if that payment, discharge, avoidance or reduction had not occurred; and

(b)

each Finance Party which has suffered a loss as a result shall be entitled to recover the amount of that payment from that Borrower or, as the case may be, that Guarantor, as if that payment, discharge, avoidance or reduction had not occurred.

21.4

Waiver of defences

The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause 21.4, would reduce, release or prejudice its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

(a)

any time, waiver or consent granted by any Finance Party to, or composition with, any Obligor, save, in respect of a Guarantor, to the extent the same amends, waives or releases any obligations of that Guarantor under Clause 21.1 (Guarantee and indemnity);

(b)

the release of any other Obligor under the terms of any composition or arrangement with any creditor of any Obligor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)

any incapacity or lack of power, authority or legal personality of or dissolution or change in the shareholders or status of an Obligor;

(e)

any amendment (however fundamental) or replacement of a Finance Document save, in respect of a Guarantor, to the extent the same amends or replaces any obligations of that Guarantor under Clause 21.1 (Guarantee and indemnity);

(f)

any unenforceability, illegality or invalidity of any obligation of any Obligor or any Finance Party under any Finance Document; or

(g)

any insolvency or similar proceedings relating to any Obligor.

21.5

Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to enforce any other rights or security or claim payment from any Borrower or other Guarantor before claiming from that Guarantor under this Clause 21, save for due demand being made by the Agent pursuant to Clause 27.13 (Acceleration), 27.14 (Acceleration upon Exclusive US Obligor Event of Default) or Clause 27.15 (Acceleration in respect of Borrowers incorporated in the United States of America).

21.6

Appropriations and deferral of Guarantors' rights

At any time an Event of Default is continuing and unless the Agent otherwise directs, until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents either (i) have been irrevocably paid in full or (ii) could be, upon the application of amounts held by the Finance Parties referred to in paragraph (a)(i) below or standing to the credit of the account referred to in paragraph (a)(ii) below, irrevocably paid in full:

(a)

each Finance Party (or any trustee or agent on its behalf) may:

(i)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same against those amounts in such manner and order as it sees fit (acting properly and in good faith) and no Guarantor shall be entitled to the benefit of the same; and

(ii)

hold in an interest-bearing suspense account any money received from any Guarantor or on account of any Guarantor's liability under this Clause 21; and

(b)

no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)

to be indemnified by an Obligor;

(ii)

to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents.

21.7

Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985, L. 225-216 of the French Code de commerce or any equivalent applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor (consequently, no obligation or liability for the direct and indirect financing or refinancing of the acquisition of the shares of a French Guarantor (as defined below) shall be guaranteed by such French Guarantor) and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Letter applicable to such Additional Guarantor.

21.8

Guarantee Limitations applicable to Guarantors Incorporated in France

The obligations of each Guarantor incorporated in France (a "French Guarantor") under this Clause 21 (including, for the avoidance of doubt, the obligations of a French Guarantor in relation to the obligations or liabilities of one or more of its Subsidiaries) shall not extend to cover any amounts the guaranteeing of which would constitute a misuse of corporate assets (abus de biens sociaux) of such French Guarantor as defined in article L. 242-3 and in article L. 242-6 of the French Commercial Code or any other regulation to the same effect as interpreted from time to time by French courts.

The Parties hereby acknowledge that, based on current French law and in relation to the obligations or liabilities of Obligors which are not Subsidiaries of a French Guarantor, the fact that the aggregate obligations of that French Guarantor under this Clause 21 do not exceed an amount equal to seventy per cent. (70%) of the net asset value of that French Guarantor calculated and certified by its statutory auditors on the basis of the latest audited financial statements available at the date upon which such French Guarantor accedes to this Agreement as a Guarantor or at the date demand is made under this Clause 21 (whichever is the higher), shall constitute prima facie evidence of satisfaction of the condition set out in this Clause 21.8.

For the purposes of this Clause 21, "net asset value" means the capitaux propres (as defined in article 22 of the French Decree no. 83-1020 of 29 November 1983).

For the avoidance of doubt, it is acknowledged that the French Guarantors are acting severally (conjointement et non solidairement) and are not between themselves, co-débiteurs solidaires as to the obligations pursuant to the guarantees and indemnities given pursuant to this Clause 21.

21.9

Guarantee Limitations applicable to Guarantors Incorporated in the United States of America

Notwithstanding any term or provision of this Clause 21 or any other term in this Agreement or any Finance Document, the maximum aggregate amount of the obligations for which any Guarantor incorporated in the United States of America shall be liable under this Agreement shall in no event exceed an amount equal to the largest amount that would not render such Guarantor's obligations under this Agreement subject to avoidance under applicable United States federal or state fraudulent conveyance laws.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

22.

REPRESENTATIONS

22.1

General

Each Obligor makes the representations and warranties set out in this Clause 22 to each Finance Party.

22.2

Status

It is a corporation, duly incorporated and validly existing under the law in its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.

22.3

Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

22.4

Validity and enforceability

All Authorisations required to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party have been obtained or effected and are in full force and effect.

22.5

Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

22.6

Non-Conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with any:

(a)

law or regulation applicable to it;

(b)

of its constitutional documents; or

(c)

other agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets to the extent that has or could reasonably be expected to have a Material Adverse Effect.

22.7

Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.8

No proceedings started

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have (to the best of the Company's knowledge and belief) been started in respect of any member of the Group which could reasonably be expected to have a Material Adverse Effect.

22.9

No Material Adverse Change

Since 31 December 2003 there has been no change in the financial condition of the Pernod Ricard Group which has or could reasonably be expected to have a Material Adverse Effect.

22.10

No filing or stamp taxes

As at the date of this Agreement, under the law of its jurisdiction of incorporation it is not necessary that any of the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to those Finance Documents or the transactions contemplated by those Finance Documents (other than droits de timbres de dimension in France).

22.11

No default

(a)

No Default or Exclusive US Obligor Default is continuing.

(b)

No other event of circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any member of the Pernod Ricard Group which has, or could reasonably be expected to have, a Material Adverse Effect.

22.12

No misleading information

(a)

The information provided to the Lenders by the Company prior to the date of this Agreement and which could be essential to the Lenders' decision to participate in the Facilities is accurate in all material respects and no omission exists that results in such information being misleading in any material respect.

(b)

The information provided to the Lenders by an Obligor after the date of execution of this Agreement was, as at its stated date, accurate in all material respects and no omission exists that results in that information being misleading in any material respect.

22.13

Original Financial Statements and Financial Year

(a)

The Original Financial Statements were prepared in accordance with Accounting Principles consistently applied (except as disclosed to the contrary in those financial statements) and give a true and fair view of the Company's consolidated financial condition as at the date to which they were drawn up.

(b)

The Financial Year of the Company begins each year on 1 July and ends on the following June 30, except for the Financial Year current as at the date of this Agreement which began on January 1, 2004 and shall end on June 30, 2005.

22.14

Pensions

The pension funds of each member of the Group are funded in accordance with the requirements of applicable law.

22.15

No Environmental Claims

No Environmental Claim has (to the best of the Company's knowledge and belief (having made due and careful enquiry)) been commenced against any member of the Group where that claim has had or could reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

22.16

Intellectual Property

There are no adverse circumstances relating to the validity, subsistence or use of the Intellectual Property of the Group which have had or could reasonably be expected to have a Material Adverse Effect.

22.17

Information Memorandum

(a)

Any factual information contained in the Information Memorandum was true and accurate in all material respects as at the date of the Information Memorandum.

(b)

Any financial projection or forecast provided by the Company contained in the Information Memorandum has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the Information Memorandum).

(c)

No event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum being untrue or misleading in any material respect.

22.18

Base Case Model

The assumptions on which the Base Case Model has been prepared are reasonable and, to the best of the Company's knowledge and belief, the Base Case Model is fair.

22.19

Times when representations made

(a)

All the representations and warranties in this Clause 22 are made by each Original Obligor on the date of this Agreement except for the representations and warranties set out in Clause 22.17 (Information Memorandum).  The representation and warranty set out in Clause 22.17 (Information Memorandum) is deemed to be made by the Company on the date the Information Memorandum is approved by the Company.

(b)

All the representations and warranties in this Clause 22 except for the representations and warranties set out in Clause 22.17 (Information Memorandum) and Clause 22.18 (Base Case Model) are deemed to be made by each Obligor on the Closing Date.

(c)

The Repeating Representations are deemed to be made by each Obligor on the date of each Loan Request, on each Utilisation Date and on the first day of each Interest Period.

(d)

All the representations and warranties in this Clause 22 except Clause 22.12 (No misleading information), Clause 22.17 (Information Memorandum) and Clause 22.18 (Base Case Model) are deemed to be made by each Additional Obligor in respect of itself only on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

23.

INFORMATION UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1

Financial statements

(a)

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(i)

as soon as they are available, but in any event within 180 days after the end of each of its Financial Years its audited consolidated financial statements for that Financial Year;

(ii)

as soon as they are available, but in any event within 100 days after the end of each second Financial Quarter of each of its Financial Years its consolidated financial statements for that period provided that in respect of any second Financial Quarter ending within the period of twelve Months commencing on the Scheme Date, the consolidated financial statements for such period shall be supplied to the Agent as soon as they are available but in any event within 135 days after the end of such second Financial Quarter.

(b)

The Company shall supply to the Agent in sufficient copies for all the Lenders as soon as they are available, but in any event by no later than 31 May 2005, the Pro-Forma Financial Statements.

23.2

Provision and contents of Compliance Certificate

(a)

The Company shall supply a Compliance Certificate to the Agent with each set of Annual Financial Statements and Semi-Annual Financial Statements (and, prior to the Fortune Brands End Date, with the Pro Forma Financial Statements).

(b)

Each Compliance Certificate shall amongst other things:

(i)

set out (in reasonable detail) computations as to compliance with Clause 24.2 (Financial Conditions);

(ii)

on the basis of the computations referred to in sub-paragraph (i) above, following the Margin Date, identify the Margin in accordance with the definition "Margin"; and

(iii)

identify which members of the Group are, in accordance with Clause 29 (Designation of Material Companies), Material Companies.

(c)

Each Compliance Certificate shall be signed by the Chief Financial Officer of the Company and, if required to be delivered with the Annual Financial

Statements, shall be reported on by the Company's Auditors in the form agreed by the Company and the Majority Lenders (subject to the Company, the Agent and the Company's Auditors agreeing the form of engagement letter relating to the production of such reports).  The Company shall use all reasonable efforts to ensure that a form of such engagement letter is agreed and executed as soon as reasonably practicable and in any event by no later than 30 September 2006.

23.3

Requirements as to financial statements

(a)

The Company shall procure that each set of Annual Financial Statements, Semi-Annual Financial Statements and Pro Forma Financial Statements includes a balance sheet, profit and loss account and cashflow statement.  In addition the Company shall procure that each set of Annual Financial Statements shall be audited by its Auditors.

(b)

Each set of financial statements delivered pursuant to Clause 23.1 (Financial statements) shall be prepared in accordance with the Accounting Principles (other than the Pro Forma Financial Statements which shall be prepared with reference to both the Accounting Principles and UK GAAP) unless, in relation to any set of financial statements, the Company notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its Auditors deliver to the Agent a description of any change necessary for those financial statements to reflect the Accounting Principles, the accounting practices and reference periods upon which the most recent financial statements delivered pursuant to paragraph (a)(i) or (a)(ii) of Clause 23.1 (Financial Statements) were prepared.

(c)

As soon as reasonably possible following preparation of the Semi-Annual Financial Statements for the period ending 30 December 2005, the Company shall notify the Agent as to whether, in the opinion of the Company, the introduction of IFRS has had any material impact on the calculation of any of its Consolidated EBITDA, its Consolidated Net Finance Charges or its Consolidated Total Net Debt.

(d)

If the Company notifies the Agent of a change in accordance with paragraph (b) above or that the introduction of IFRS has had a material impact in accordance with paragraph (c) above, then the Company and Agent shall enter into negotiations in good faith with a view to agreeing:

(i)

whether or not an adjustment is required to the method of calculating the financial undertakings set out in Clause 24.2 (Financial condition) so as to achieve the equivalent commercial intention thereunder when based on financial statements prepared otherwise than in accordance with the Accounting Principles or, as the case may be, in accordance with IFRS as would be the case if such financial undertakings were based on financial statements prepared in accordance with the Accounting Principles as at the date of this Agreement; and

(ii)

if so, any amendments to this Agreement which may be necessary to effect such adjustment,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

If no such agreement is reached within 30 days of the relevant notification, the Agent shall (if so requested by the Majority Lenders) instruct the Auditors of the Company or independent accountants (approved by the Company or, in the absence of such approval within 5 days of request by the Agent of such approval, an independent international firm with recognised expertise) to determine any amendment to Clause 24.2 (Financial condition), and any other terms of this Agreement which the Auditors or, as the case may be, accountants (acting independently as experts and not arbitrators) consider appropriate to achieve the equivalent commercial intention under the financial undertakings in Clause 24.2 (Financial condition) when such financial undertakings are based on financial statements prepared otherwise than in accordance with the Accounting Principles (or, as the case may be, in accordance with IFRS) as would be the case if such financial undertakings were based on financial statements prepared in accordance with the Accounting Principles (or, as the case may be, in accordance with IFRS). Those amendments shall take effect when so finally determined by the Auditors, or as the case may be, accountants. The cost and expense of the Auditors or accountants shall be for the account of the Company.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(e)

Without prejudice to paragraphs (b) and (c) above, with effect from July 1, 2005, the Company will adopt the use of IFRS for the preparation of its financial statements. In so far as the effects of the adoption of IFRS are known prior to the date hereof, it is acknowledged that the financial undertakings set out in Clause 24.2 (Financial Condition) accommodate such effects. The adoption of IFRS shall not of itself constitute a breach of any financial undertaking under Clause 24.2 (Financial condition) or any other Event of Default.

23.4

Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

prior to the first Utilisation Date, a certified copy of the shareholders' prospectus prepared for the shareholders of the Company in the form acknoweldged by the Autorités des Marchés Financiers by delivery of a visa;

(b)

at the same time as they are dispatched, copies of all documents dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company to its creditors generally (or any class of them);

(c)

promptly upon becoming aware of such proceedings, details of any litigation, arbitration or administrative proceedings commenced against any member of the Group which, if adversely determined, could reasonably be expected to result in a liability of a member of the Group exceeding EUR75,000,000 (or its equivalent in other currencies) and shall supply regular updates in reasonable detail as to the progress of such proceedings and responses to reasonable enquiries of the Agent on behalf of the Lenders in relation thereto (subject always to confidentiality obligations and privilege);

(d)

copies of actuarial reports in relation to (i) all UK Schemes as soon as reasonably practicable after those reports are prepared in order to comply with then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to any member of the Group) and (ii) all UK Schemes that are commissioned by the Group or the trustees of the UK Schemes;

(e)

details of (i) any change in the rate of employer contributions to any UK Schemes paid or recommended to be paid (whether by the scheme actuary or otherwise) or required by law or otherwise, or (ii) any investigation or proposed investigation by the Pensions Regulator of which it becomes aware which is reasonably likely to lead to the issue of a Financial Support Direction or Contribution Notice to any member of the Group, or (iii) any Financial Support Direction or Contribution Notice issued to a member of the Group by the Pensions Regulator;  and

(f)

(subject to anti-trust and confidentiality obligations binding on any member of the Group) as soon as reasonably practicable, such further information which is material regarding the financial condition, business and operations of the Group that the Agent may reasonably require.

23.5

Notification of default

Each Obligor shall notify the Agent of any Default or Exclusive US Obligor Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

23.6

"Know your customer" checks

(a)

If:

(i)

the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)

a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or

(iv)

the accession of an Additional Obligor,

obliges (as a matter of law or applicable regulatory requirements pertaining to money laundering) the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence in respect of any Obligor as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender in order for the Agent or such Lender to carry out such procedures and checks as are required by such Lender in order for it to comply with all necessary "know your customer" or other similar checks which it is required under applicable laws and regulations to comply with.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The obligations of the Obligors under this Clause 23.6 shall be subject to any confidentiality obligations or rights of privilege affecting any required information.

24.

FINANCIAL COVENANTS

24.1

Financial definitions

In this Clause 24:

"Borrowings" means, at any time, and without double counting, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)

monies borrowed;

(b)

any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)

any amount raised pursuant to any note purchase facility or the issue of bonds (other than performance bonds issued in the ordinary course of trade), notes, debentures, loan stock or any similar instrument;

(d)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)

receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any counter-indemnity obligation in respect of a guarantee, bond (other than performance bonds issued in the ordinary course of trade), standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(g)

any amount raised by the issue of redeemable shares which are redeemable before the Termination Date in respect of Facility A (or if Facility A has been cancelled and repaid in full, Tranche C2) and which amount is classified as financial debt in accordance with Accounting Principles and IFRS;

(h)

any amount of any liability under an advance or deferred purchase agreement if the primary reason behind the entry into the agreement is to raise finance;

(i)

any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing (but not the amount of hedging other than fair value hedges classified as financial debt in accordance with IFRS); and

(j)

the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (i) above (but not, for the avoidance of doubt, the amount of any liability in respect of the Target Pension Scheme Guarantees or any amount in respect of put options granted to minority shareholders which is classified as financial debt in accordance with IFRS).

For the avoidance of doubt, "Borrowings" shall not include either (i) the principal or capital amount of any indebtedness for or in respect of amounts deposited with a member of the Group by a customer on account of future payment obligations which will fall due from that customer in relation to goods sold to that customer; or (ii) the amount of any cheque issued by a member of the Group which has not yet been cashed by the payee.

"Cash" means, at any time, cash to which any member of the Group is alone beneficially entitled and for so long as:

(a)

that cash is repayable on demand;

(b)

repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition;

(c)

there is no Security over that cash; and

(d)

such cash is freely and immediately available to be applied in repayment or prepayment of Borrowings.

"Consolidated EBIT" means, (without double counting) for any Relevant Period, the consolidated net income from operations of the Group for such Relevant Period:

(a)

before taking into account any profit or loss of any member of the Group which is attributable to minority interests;

(b)

before taking into account any items treated as exceptional (résultat exceptionnel) under Accounting Principles or extraordinary and non recurring operating profit (résultat des activités non courantes);

(c)

deducting the amount of any profit on any investment in any entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest (résultat des sociétés mises en équivalance) to the extent that the amount of such profit included in the financial statements of the Group exceeds the amount (net of applicable withholding tax) received in cash by members of the Group through distributions by such investment or entity, but, for the avoidance of doubt, not deducting the amount of any profit attributable to Britvic;

(d)

adding back any amount attributable to Deal Costs;

(e)

adding back taxes on income (impôt sur les sociétés);

(f)

adding back any consolidated net finance charges (résultat financier);

(g)

before taking into account any gain or loss arising from an upward or downward revalutation of any asset;

(h)

adding back any increase in inventory value resulting from purchase accounting mark-ups;

(i)

adding back the finance costs related to pension funds; and

(j)

adding back the amount of any operating cost relating to the fair value accounting of Stock Option Plans arising from the adoption of IFRS 2 Accounting Standard,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining net income from operations of the Group.

"Consolidated EBITDA" means, for any Relevant Period, Consolidated EBIT after adding back any amount attributable to the amortisation of intangible assets or the depreciation or impairment of tangible assets.

"Consolidated Net Finance Charges" means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees or discounts in respect of Borrowings, prepayment penalties or premiums and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Group in respect of that Relevant Period:

(a)

excluding any such obligations owed to any other member of the Group;

(b)

including the interest element of leasing and hire purchase payments;

(c)

including any accrued commission, fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement;

(d)

deducting any accrued commission, fees, discounts and other finance payments owing to any member of the Group under any interest rate hedging instrument;

(e)

deducting any accrued interest owing to any member of the Group on any deposit or bank account; and

(f)

excluding any Deal Costs;

(g)

excluding any realised and unrealised foreign exchange gains and losses including those arising on translation of currency debt and any accrued commission, fees, discounts and other finance payments payable by any member of the Group under any foreign exchange hedging arrangement; and

(h)

excluding any interest accrued or payable under the Group's pension plan funding obligations.

"Consolidated Total Net Debt" means, at any time, the aggregate amount of all obligations of the Group for or in respect of Borrowings but:

(a)

excluding any such obligations to any other member of the Group;

(b)

excluding any obligation of any member of the Group in respect of cheques issued but not cashed in by the payee;

(c)

excluding the amount of the Fortune Brands Funding and the amount of any loan by Fortune Brands or an Affiliate of Fortune Brands to any member of the Group for the purposes of funding working capital required in relation to the Fortune Brands Assets;

(d)

including, in the case of finance leases, only the capitalised value thereof;

(e)

deducting the aggregate amount of freely available Cash and Cash Equivalent Investments held by any member of the Group at such time; and

(f)

deducting the value of any Treasury Stock held for the purpose of hedging the Stock Option Plan,

and so that no amount shall be included or excluded more than once.

"Leverage Test" means the ratio of Consolidated Total Net Debt on a specified date to Consolidated EBITDA in respect of any Relevant Period ending on such date.

"Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

"Financial Year" means the annual accounting period of the Group ending on or about 30 June in each year.

"Interest Cover" means the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Relevant Period;

"Quarter Date" means each of 31 March, 30 June, 30 September and 31 December.

"Relevant Period" means each period of twelve months, subject to Clause 24.3(b), ending on the last day of the Company's Financial Year and each period of twelve months ending on the last day of the second Financial Quarter of the Company's Financial Year.

"Target Pension Scheme Guarantees" means any guarantees by members of the Group in favour of the trustees of any UK Scheme of the Target Group.

24.2

Financial condition

The Company shall ensure that:

(a)

Interest Cover: Prior to the Suspension Test Date, Interest Cover in respect of any Relevant Period specified in Column 1 below shall be or shall exceed the ratio set out in Column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio
Relevant Period expiring 31 December 2005	3.00:1
Relevant Period expiring 30 June 2006	3.00:1
Relevant Period expiring 31 December 2006	3.00:1
Relevant Period expiring 30 June 2007	3.25:1
Relevant Period expiring 31 December 2007	3.25:1
Relevant Period expiring 30 June 2008	3.50:1
Relevant Period expiring 31 December 2008	3.50:1
Relevant Period expiring 30 June 2009	3.75:1
Relevant Period expiring 31 December 2009	3.75:1

(b)

Leverage Test: Prior to the Suspension Test Date:

(i)

If the Scheme Date occurs on or prior to 30 June 2005, the Leverage Test in respect of any Relevant Period specified in Column 1 below shall not exceed the ratio set out in Column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio
Relevant Period expiring 31 December 2005	6.75:1
Relevant Period expiring 30 June 2006	6.25:1
Relevant Period expiring 31 December 2006	6.25:1
Relevant Period expiring 30 June 2007	5.75:1
Relevant Period expiring 31 December 2007	5.75:1
Relevant Period expiring 30 June 2008	5.25:1
Relevant Period expiring 31 December 2008	5.25:1
Relevant Period expiring 30 June 2009	4.75:1
Relevant Period expiring 31 December 2009	4.75:1

(ii)

If the Scheme Date occurs after 30 June 2005, the Leverage Test in respect of any Relevant Period specified in Column 1 below shall not exceed the ratio set out in Column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio
Relevant Period expiring 30 June 2006	6.75:1
Relevant Period expiring 31 December 2006	6.25:1
Relevant Period expiring 30 June 2007	6.25:1
Relevant Period expiring 31 December 2007	5.75:1
Relevant Period expiring 30 June 2008	5.25:1
Relevant Period expiring 31 December 2008	5.25:1
Relevant Period expiring 30 June 2009	4.75:1
Relevant Period expiring 31 December 2009	4.75:1

(c)

Leverage Test: On and from the Suspension Test Date, the Leverage Test in respect of any Relevant Period shall not exceed 4.25:1.

24.3

Financial testing

(a)

Subject to paragraph (b) below, the financial covenants set out in Clause 24.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to the Annual Financial Statements and Semi-Annual Financial Statements delivered pursuant to Clause 23.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 23.2 (Provision and contents of Compliance Certificate).

(b)

For the purpose of the financial covenants set out in Clause 24.2 (Financial condition) for each of the Relevant Periods ending on a date which is less than 12 months after the Closing Date, the amount of Consolidated EBITDA and Consolidated Net Finance Charges shall be calculated by reference to the amount of Consolidated EBITDA or, as the case may be, Consolidated Net Finance Charges as disclosed in the financial statements and/or Compliance Certificates for the period from the Closing Date to the end of that Relevant Period (the "Stub Period"), annualised on a straight line basis.

(c)

If, within three Months of the Closing Date, the Company acting in good faith determines that it would be more appropriate to annualise Consolidated EBITDA for the Stub Period on a basis which takes account of the seasonality profile of the business of the Group (rather than a straight line basis), then it may so notify the Agent and the Agent will enter into good faith negotiations with the Company with a view to agreeing an appropriate alternative annualisation mechanism which may be adopted with the consent of the Majority Lenders.

(d)

For the purposes of the financial covenants set out in Clause 24.2 (Financial condition) for each of the Relevant Periods ending on a date which is less than 12 months after the Fortune Brands End Date, the amount of Consolidated EBITDA, Consolidated Total Net Debt and Consolidated Net Finance Charges shall be calculated by reference to the amount of Consolidated EBITDA, Consolidated Total Net Debt or, as the case may be, Consolidated Net Finance Charges as disclosed in the Annual Financial Statements and Semi-Annual Financial Statements delivered pursuant to Clause 23.1 (Financial statements) for such Relevant Periods, but excluding the effect of any Fortune Brands Assets.

25.

GENERAL UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Positive Undertakings

25.1

Authorisations

Each Obligor shall promptly obtain, and thereafter maintain and comply with any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(a)

ensure the validity, enforceability or admissibility in evidence of any Finance Document; and

(b)

enable it to own its assets and to carry on its business, trade and ordinary activities as currently conducted,

where failure to obtain, maintain or comply with those Authorisations could reasonably be expected to have a Material Adverse Effect.

25.2

Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws (including Environmental Laws) to which it may be subject, if failure so to comply has or could reasonably be expected to have a Material Adverse Effect.

25.3

Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

25.4

Taxation

Each Obligor shall (and the Company shall ensure that each member of the Group will) duly pay and discharge all Taxes imposed upon it within the time period allowed without incurring penalties unless failure to pay those Taxes does not have or could not reasonably be expected to have a Material Adverse Effect or, if failure to pay those Taxes does have or could reasonably be expected to have a Material Adverse Effect:

(a)

such payment is being contested in good faith and can be lawfully withheld; and

(b)

adequate reserves are being maintained for those Taxes and the costs required to contest them in accordance with Accounting Principles.

25.5

Intellectual Property

Each Obligor shall (and the Company shall procure that each Group member will) preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the Group where failure to do so could reasonably be expected to have a Material Adverse Effect.

25.6

Pensions

The Company shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees are funded in accordance with the requirements of applicable law and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or could reasonably be expected to have a Material Adverse Effect.

25.7

Insurance

Each Obligor shall (and the Company shall ensure that the Group taken as a whole will) maintain insurances on and in relation to its business and assets (excluding the Fortune

Brands Assets) against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

25.8

Capital Markets Instruments and Disposal Assets

The Company shall use all reasonable endeavours to issue the Capital Markets Instruments and to sell the Disposal Assets when reasonably practicable following the Scheme Date.

25.9

OCEANE Equity Issuance

The Company shall as soon as reasonably and commercially practicable and in any event by the date falling 12 Months after the Scheme Date, increase the amount of its equity in issue either by conversion of the OCEANE bonds or by the issue of new equity for cash or shall raise cash by the disposal of Treasury Stock such that the aggregate of:

(a)

the amount of the OCEANE bonds converted (excluding the amount of those OCEANE bonds held by a member of the Group at the time of conversion) after deducting the amount of all fees and/or premia paid in relation to such conversion (but only to the extent the amount of such fees and/or premia exceeds €50,000,000);

(b)

the amount of cash raised by any such new equity issuance after deducting the amount of all fees paid in relation to such issuance; and

(c)

the amount of cash raised by the disposal of Treasury Stock (other than any Treasury Stock held by a member of the Group for the purposes of hedging the Stock Option Plan) after deducting the amount of all fees which may be paid in relation to such disposal, is no less than €470,000,000.

25.10

Federal Reserve Regulations

Each US Borrower will use the Facilities without violating Regulations T, U and X of the Board of Governors of Federal Reserve System.

25.11

Hedging

The Company shall, as soon as reasonably practicable but in any event by no later than the date falling 90 days after the Scheme Date, (i) notify the Agent of its intended strategy to implement hedging which satisfies the requirements of this Clause 25.11 and (ii) implement such hedging strategy so as to ensure that at all times during the period from the date of the first Utilisation and ending on the second anniversary of the Scheme Date, its exposure to fluctuations in interest rates is hedged in respect of at least 50% of total Relevant Debt by either (a) ensuring that the interest rate applicable to such Relevant Debt is fixed, or (b) having entered into caps, collars or other appropriate hedging instruments which have the result of limiting the exposure of the Group to interest rate fluctuations in relation to such Relevant Debt.

For the purposes of this Clause 25.11 "Relevant Debt" means, at any time, the aggregate amount of the Borrowings of the Group less the aggregate amount of all Facility B Loans then outstanding.

25.12

Accession of certain Subsidiaries of the Company as Additional Guarantors

(a)

The Company shall ensure that, on or prior to the first Utilisation Date any member of the Pernod Ricard Group which is a Material Company, shall, subject to any applicable Guarantee Limitations, become an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors).

(b)

Subject to paragraph (a) above, each of Etablissements Vinicoles Champenois SA, Pernod Ricard Finance S.A., Chivas Brothers (Holdings) Ltd and Austin, Nichols and Co, Inc. shall, subject to any applicable Guarantee Limitations, become an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors) on or before the date on which it becomes an Additional Borrower.

(c)

The Company shall ensure that by the earlier of (x) the Fortune Brands End Date and (y) the date falling six months after the Scheme Date, Bidco 2 shall, subject to any applicable Guarantee Limitations, become an Additional Guarantor in accordance with 30.4 (Additional Guarantors).

25.13

Accession of Target and certain Subsidiaries of the Target as Additional Guarantors

(a)

The Company shall ensure that, as soon as practicable after the first Utilisation Date but in any event by no later than the date falling 60 days after the Scheme Date:

(i)

each of the Target, Allied Domecq (Holdings) plc and Allied Domecq Financial Services plc are re-registered as private companies; and

(ii)

to the extent not prohibited by the terms of the Framework Agreement or the Tracker Shares, each of the Target, Allied Domecq (Holdings) plc and Allied Domecq Financial Services plc shall, subject to any applicable Guarantee Limitations become an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors).

(b)

The Company shall ensure that, as soon as practicable after the first Utilisation Date but in any event within 90 days of the Scheme Date (or within such longer period as may be agreed between the Agent and the Company to allow for any necessary legal formalities or corporate approvals to be completed) and to the extent not prohibited by the Framework Agreement, the Tracker Shares or the B Shares, each member of the Target Group (other than the Target, Allied Domecq (Holdings) plc and Allied Domecq Financial Services plc) which is a Material Company shall, subject to any applicable Guarantee Limitations, become an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors).

(c)

The Company shall ensure that each member of the Target Group which would in accordance with paragraphs (a) and (b) above have become an Additional Guarantor were it not prohibited from doing so by the terms of the Framework Agreement or the Tracker Shares or the B Shares shall, by the earlier of (x) the Fortune Brands End Date and (y) the date falling 6 months after the Scheme Date, become an Additional Guarantor in accordance with 30.4 (Additional Guarantors) save in relation to any of the members of the Target Group listed in Schedule 10 to the Framework Agreement which if a Material Company shall only be required to become an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors) on the Fortune Brands End Date.

25.14

Material Companies as Guarantors

Subject to Clause 25.12 (Accession of certain Subsidiaries of the Company as Additional Guarantors) and Clause 25.13 (Accession of Target and certain Subsidiaries of the Target as Additional Guarantor), prior to the Suspension Test Date, the Company shall ensure that any member of the Group which is designated a Material Company in accordance with Clause 29 (Designation of Material Companies) shall, subject to any applicable Guarantee Limitations, become an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors) promptly following delivery of the relevant financial statements and the associated Compliance Certificate on the basis of which such designation is made.

25.15

Condition Subsequent

The Company shall ensure that each relevant member of the Target Group shall, as soon as reasonably and commercially practicable but in any event by no later than the date falling 90 days after the first Utilisation Date, deliver a notice of prepayment and cancellation in respect of any outstanding Repayable Specified Indebtedness of such member of the Target Group giving notice of prepayment in full as from a date falling on or before the date falling 90 days after the first Utilisation Date.

Negative Undertakings

25.16

Negative pledge

(a)

Except as permitted under paragraph (b) below no Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)

Paragraph (a) above does not apply to any Security which is Permitted Security.

25.17

Disposals

(a)

Prior to the Suspension Test Date no Obligor shall (and the Company shall ensure that no member of the Group will) make a Disposal of any asset unless:

(i)

such transaction is a Permitted Disposal; or

(ii)

the Net Proceeds of such Disposal are applied (or are committed by the Company to be applied) for the same purpose as a Scheme Loan and, within 2 Business Days of receipt of such Net Proceeds, the Company has given notice of the cancellation of Available Commitments in accordance with Clause 9.3 (Voluntary Cancellation) in an amount equal to such Net Proceeds, any such cancellation to be applied first in cancellation of Facility B, then in cancellation of the Facility C Acquisition Portion, then in cancellation of Facility A.

(b)

From the Suspension Test Date, paragraph (a) above does not apply to any Disposal undertaken on arm's length terms.

25.18

Financial Indebtedness

(a)

Prior to the Suspension Test Date no Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness other than Permitted Financial Indebtedness.

(b)

From the Suspension Test Date, paragraph (a) above does not apply.

25.19

Change of business

Subject to the disposals of the Fortune Brands Assets, the Larios Assets and the Disposal Assets and to the acquisition of the Target pursuant to the Scheme, the Company shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

25.20

Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Merger.

25.21

Acquisitions

(a)

Prior to the Suspension Test Date no Obligor shall (and the Company shall ensure that no other member of the Group will) acquire a company or a business (or, in each case, any interest in any of them) unless such acquisition is a Permitted Acquisition.

(b)

From the Suspension Test Date, paragraph (a) above does not apply.

25.22

Joint ventures and Loans

(a)

Except as permitted under paragraph (b) below, prior to the Suspension Test Date, no Obligor shall (and the Company shall ensure that no member of the Group will):

(i)

invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture which is not a member of the Group;

(ii)

transfer any assets or lend to or guarantee the obligations of a Joint Venture which is not a member of the Group or maintain the solvency of or provide working capital to any Joint Venture which is not a member of the Group (or agree to do any of the foregoing); or

(iii)

be a creditor in respect of any Financial Indebtedness owed by a person which is not a member of the Group.

(b)

Paragraph (a) above does not apply to any transaction which is a Permitted Joint Venture or a Permitted Loan.

(c)

From the Suspension Test Date, paragraph (a) does not apply.

25.23

Compliance with ERISA

(a)

No member of the Group incorporated in the United States of America shall or shall permit any of its ERISA Affiliates to, (i) allow any Employee Plan with respect to which the relevant member of the Group or any of its ERISA

Affiliates may have any liability to terminate, (ii) withdraw from any Employee Plan or Multiemployer Plan, (iii) allow any ERISA Event to occur with respect to any Employee Plan, or (iv) allow any Accumulated Funding Deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) to exist involving any of its Employee Plans, to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

(b)

No member of the Group incorporated in the United States of America shall, or shall permit any of its ERISA Affiliates to, allow an aggregate amount of Unfunded Pension Liability among all Employee Plans (taking into account only Employee Plans with positive Unfunded Pension Liability) or any potential withdrawal liability under Section 4201 of ERISA, (if the relevant member of the Group and its ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans), if such Unfunded Pension Liability or withdrawal liability has or could reasonably be expected to have a Material Adverse Effect.

(c)

No member of the Group incorporated in the United States of America shall fail, or shall permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the US Code, if any such non-compliance has or could reasonably be expected to have a Material Adverse Effect.

25.24

Compliance with US Investment Company Act 1940

No Obligor incorporated in the United States of America shall become (i) an "investment company," as defined in, or subject to regulation under, the US Investment Company Act 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the US Public Utility Holding Company Act of 1935.

25.25

Anti-Terrorism Law

No member of the Group incorporated in the United States shall (i) conduct any business or engage in making or receiving any funds, goods or services to, from or, to its knowledge for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to either the US Trading with the Enemy Act, as amended, the USA Patriot Act, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any such laws.

25.26

Amendments to the Framework Agreement

Prior to the Fortune Brands End Date the Company shall not amend or waive or agree to amend or waive the terms of the Framework Agreement without the prior consent of the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) unless such amendment or waiver is not material and adverse to the interests of the Lenders.

25.27

Amendments to the Fortune Brands Funding Documentation and B Shares

Prior to the Fortune Brands End Date, the Company shall not, and shall ensure that no member of the Group shall, after the Announcement Date enter into or thereafter amend any Fortune Brands Funding Documentation and the Company shall ensure that after the first Utilisation Date hereunder no B Shares are issued or the rights attaching to such B Shares are thereafter changed in either case unless the terms thereof are consistent with the underlying principles of the Framework Agreement and the Tracker Shares save where such inconsistency is not material and adverse to the interests of the Lenders.

26.

SCHEME RELATED UNDERTAKINGS

26.1

Compliance with laws

The Company shall (and the Company shall ensure that Bidco 2 shall), in relation to the Scheme, comply with all relevant laws and the requirements, rules (including the Code) and regulations of all applicable regulatory authorities.

26.2

Information

Subject to the requirements of the Code and the Panel and any anti-trust or confidentiality obligations binding on the Company and/or the Target or any of their respective Subsidiaries, the Company shall (and the Company shall ensure that Bidco 2 shall) provide the Agent with such information in respect of the Scheme as the Agent may reasonably request.

26.3

No waiver or amendment

In respect of each term of the Scheme which is material to the interests of the Finance Parties under the Finance Documents (such terms to include any conditions to the Scheme) the Company shall not (and the Company shall ensure that Bidco 2 shall not) waive, revise, vary or amend any such term of the Scheme unless:

(a)

required to do so by the Panel and/or a court with relevant jurisdiction;

(b)

such event is automatic as a result of the Panel refusing to allow a condition to the Scheme to be invoked; or

(c)

prior to the Sub-Underwriting Date, the Lenders and thereafter the Majority Lenders have given their prior written consent.

26.4

No higher price or Rule 9 bid

The Company shall not (and the Company shall ensure that Bidco 2 shall not) take, and shall use all reasonable endeavours to ensure that no person acting in concert with it or with Bidco 2 (for the purposes of the Code) shall take, any steps which would result in either:

(a)

the cash price per Target Share offered by Bidco 2 under the Scheme being required to be increased above the cash price per Target Share which is stated in the Press Release; or

(b)

Bidco 2 being required to make an offer for any Target Shares pursuant to Rule 9 of the Code.

27.

EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default.

27.1

Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless payment is made within five Business Days of its due date.

27.2

Other obligations

(a)

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Company or the Company becoming aware of the failure to comply.

27.3

Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the misrepresentation is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Company or the Company becoming aware of the misrepresentation.

27.4

Cross default

(a)

Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(d)

No Event of Default will occur under this Clause 27.4 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than €75,000,000 (or its equivalent in any other currency or currencies).

27.5

Insolvency

(a)

Any Obligor or Material Company (i) is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, (ii) suspends or threatens to suspend making payments on any of its debts or, (iii) by reason of actual financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)

Any Obligor or Material Company is in a state of cessation des paiements or otherwise becomes insolvent for the purposes of any applicable insolvency law.

27.6

Insolvency proceedings

(a)

Any corporate action, legal proceedings or other procedure or formal step is taken in relation to:

(i)

the suspension of payments, winding-up, a moratorium of any indebtedness, dissolution (other than as a legal consequence of any Permitted Merger, or with respect to a Material Company which is not an Obligor, a voluntary dissolution which is not undertaken as a result of financial difficulties), administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Company as a result of financial difficulties;

(ii)

a composition, assignment or arrangement with any creditor of any Obligor or Material Company as a result of financial difficulties;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Material Company or any of its assets as a result of financial difficulties;

(iv)

proceedings for règlement amiable in accordance with articles L. 611- 3 to L. 611- 6 of the French Code de Commerce in respect of any Obligor or Material Company; or

(v)

entering a judgment for redressement judiciaire, cession totale de l'entreprise or liquidation judiciaire in relation to any Obligor or Material Company under articles L. 620-1 to L. 628-3 of the French Code de Commerce,

or any analogous procedure or step is taken in any jurisdiction. For the avoidance of doubt, any steps taken by a creditor or creditors of an Obligor or a Material Company to implement a standstill arrangement as a result of financial difficulties in respect of such Obligor or Material Company shall be deemed to constitute the taking of "formal steps" for the purposes of this Clause 27.6.

(b)

Paragraph (a) shall not apply to any such action, proceedings, procedure or step which is frivolous or vexatious, is being disputed in good faith by the relevant Obligor or Material Company and is discharged, stayed or dismissed within 90 days of commencement or, if earlier, the date on which it is advertised.

27.7

Judgments

Any judgment or order in respect of any claim against or debt of any member or members of the Group made against any member or members of the Group which could reasonably be expected to have a Material Adverse Effect which is not stayed, discharged or completed within 60 days.

27.8

Creditors' process

Any enforcement of any Security over any assets of any Obligor or Material Company or any attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group in each case having an aggregate value equal to or in excess of €200,000,000 and is not withdrawn or discharged within 120 days.

27.9

Unlawfulness and invalidity

(a)

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)

Any obligation of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely effects the interests of the Lenders under the Finance Documents.

27.10

Cessation of business

Any Obligor or Material Company suspends or ceases to carry on all or a material part of its business except as a result of (i) a solvent reorganisation; (ii) a transfer of such business to another member of the Group in accordance with Clause 25.17 (Disposals) and Clause 25.21 (Acquisitions); (iii) the Disposal of the Fortune Brands Assets, the Disposal Assets and the Larios Assets; or (iv) the Restructuring.

27.11

Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

27.12

Material adverse change

Any event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect.

27.13

Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, but without, in the case of French Obligors, mise en demeure or any other judicial or extra judicial step, and shall if so directed by the Majority Lenders, by notice to the Company but subject to the mandatory provisions of articles L. 620-1 to L. 628-3 of the French Code de Commerce:

(a)

cancel the Total Commitments at which time they shall immediately be cancelled;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)

(other than in respect of French Obligors) declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

27.14

Acceleration upon Exclusive US Obligor Event of Default

On and at any time after the occurrence of an Exclusive US Obligor Event of Default in respect of a US Obligor which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company declare that all the Loans which have been made to any US Borrower, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents from any such US Borrower be immediately due and payable, whereupon they shall become immediately due and payable. Without prejudice to the provisions of Clause 27.13 (Acceleration), the repayment of the Loans which have been made to any such US Borrower pursuant to this Clause 27.14 shall not result in the reduction or cancellation of a corresponding part of the Total Commitments.

27.15

Acceleration in respect of Borrowers incorporated in the United States of America

Without limitation to Clause 27.13 (Acceleration), at any time after the occurrence of an Event of Default under Clause 27.5 (Insolvency) or Clause 27.6 (Insolvency proceedings) in respect of a US Obligor resulting from the commencement of proceedings under Title 11 of the United States Bankruptcy Code (or any successor thereof), the Loans made to any such US Borrower shall be immediately due and payable without notice from the Agent or any Lender (together with accrued interest and any other sums then owed by any such US Borrower under the Finance Documents) without presentment, demand, protest or notice of any kind, all of which are expressly waived. Without prejudice to the provisions of Clause 27.13 (Acceleration), the repayment of the Loans which have been made to any such US Borrower pursuant to this Clause 27.15 shall not result in the reduction or cancellation of a corresponding part of the Total Commitments.

27.16

Clean Up Period

(a)

During the period from the date of this Agreement to the date falling 90 days after the Scheme Date (or such longer period as the Majority Lenders may agree) (the "Clean Up Period") the occurrence of an Event of Default under Clause 27.2 (Other obligations), Clause 27.3 (Misrepresentation), Clause 27.4 (Cross Default), Clause 27.7 (Judgments) or Clause 27.8 (Creditor's Process) which arises in respect of any member of the Target Group shall not entitle the Agent or the Lenders to take any action under Clause 27.13 (Acceleration) or Clause 27.13 (Acceleration upon Exclusive US Obligor Event of Default) or to refuse to make available their participations in a Loan pursuant to Clause 4.2 (Further Conditions Precedent) unless such Event of Default has been procured or approved by the Company.

(b)

From the date falling 90 days after the Scheme Date to the date falling 180 days after the Scheme Date, the occurrence of an Event of Default described in paragraph (a) above which arises in respect of any member of the Target Group as a result of the exercise by Fortune Brands of the management rights granted to them in accordance with the Framework Agreement and/or the Tracker Shares and/or the B Shares shall not entitle the Agent or the Lenders to take any action under Clause 27.13 (Acceleration) or Clause 27.13 (Acceleration upon Exclusive US Obligor Event of Default) or to refuse to make available their participations in a Loan pursuant to Clause 4.2 (Further Conditions Precedent) provided that the Company has used all reasonable efforts to prevent such Event of Default occurring.

 SECTION 9

CHANGES TO PARTIES

28.

CHANGES TO THE LENDERS

28.1

Assignments and transfers by the Lenders

Subject to this Clause 28, a Lender (the "Existing Lender") may:

(a)

assign any of its rights; or

(b)

transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") provided that any assignment or transfer of part (but not the whole) of a Lender's Commitments shall be in a minimum aggregate amount of €10,000,000 and following any such assignment or transfer of part, the Existing Lender's Commitment shall equal or exceed €10,000,000.

28.2

Conditions of assignment or transfer

(a)

Prior to the Syndication Date, in respect of an assignment or transfer of all or part of an Existing Lender's Commitments or participations under the Facilities, subject to paragraph (c) below, the Existing Lender must consult with the Company before it may make any such assignment or transfer in accordance with Clause 28.1 (Assignments and transfers by the Lenders);

(b)

Following the Syndication Date save with the prior consent of the Company, no Existing Lender shall, subject to paragraph (c) below, assign or transfer all or part of its Commitments or participations under Facility D or Facility E in accordance with Clause 28.1 (Assignments and transfers by the Lenders) to a New Lender unless such New Lender has a long term credit rating from Moody's or S&P of at least A3/A- respectively.

(c)

Notwithstanding the provision of paragraph (a) and (b) above, an Existing Lender shall not be obliged to consult with or obtain the consent of the Company before it may make an assignment or transfer in accordance with Clause 28.1 (Assignment and Transfers by Lenders) if the assignment or transfer is:

(i)

to another lender or an Affiliate of a Lender; or

(ii)

made at any time when an Event of Default is continuing.

(d)

An assignment will only be effective on:

(i)

receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)

the performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

Any assignment shall be notified by bailiff (huissier) to the relevant French Obligors in accordance with article 1690 of the French Civil Code at the initiative and at the cost of the New Lender. The Existing Lender and the New Lender shall notify the Agent of the assignment in accordance with Clause 28.6 (Notice and Copy of Transfer Certificate to the Company and the Agent) no less than 5 days prior to the proposed date on which the assignment is to become effective.

(e)

A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with.

(f)

If:

(i)

a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

28.3

Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender or made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of €2,000.

28.4

Limitation of responsibility of Existing Lenders

(a)

Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)

the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents;

(ii)

the financial condition of any Obligor;

(iii)

the performance and observance by any Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)

the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)

Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)

Nothing in any Finance Document obliges an Existing Lender to:

(i)

accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

28.5

Procedure for transfer

(a)

Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it no less than 5 days prior to the proposed date on which the transfer is to become effective by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)

On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and the Existing Lender shall be released from further obligations towards one another under the Finance Documents (being the "Discharged Rights and Obligations");

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)

the New Lender shall become a Party as a "Lender"; and

(v)

any transfer by a Lender of all or any of its rights, benefits and/or obligations under the Finance Documents in accordance with this Clause 28.5 (Procedure for transfer) shall be notified by bailiff (huissier) to the relevant French Obligors in accordance with article 1690 of the French Civil Code at the initiative and at the cost of the New Lender.

28.6

Notice and Copy of Transfer Certificate to Company and the Agent

(a)

Following the Syndication Date, any Existing Lender which is proposing to enter into a Transfer Certificate or other contract to assign or transfer any part of its Commitments and/or its participation in outstanding Loans shall promptly notify the Company and the Agent of (i) the identity of the proposed New Lender and (ii) the amount of the Existing Lender's participation in each Facility or Tranche which is the subject of such assignment or transfer. Such notification to the Company shall be carried out in addition to the notification by bailiff (huissier) to the relevant French Obligors referred to in paragraph (d) of Clause 28.2 (Conditions of assignment or transfer) and paragraph (c)(v) of Clause 28.5 (Procedure for transfer).

(b)

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

28.7

Disclosure of information

(a)

Any Lender may disclose to any of its Affiliates and any other person:

(i)

to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(ii)

with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

(iii)

to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; and

(b)

any Finance Party may disclose to its professional advisers, or (with the consent of the Company) any other person,

any information about any Obligor, the Group and the Finance Documents as that Lender or other Finance Party shall reasonably consider appropriate if in relation to paragraphs (a)(i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 28.7 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group.

Notwithstanding any of the provisions of the Finance Documents, the Obligors and the Finance Parties hereby agree that each Party and each employee, representative or other agent of each Party may disclose to any and all persons, without limitation of any kind:

(i)

any information with respect to the U.S. federal and state income tax treatment and tax structure of the Facility and any facts that may be relevant to understanding such tax treatment and tax structure, which facts shall not include for this purpose the names of any Party or any other person named herein, or information that would permit identification of any Party or such other persons, or any pricing terms or other non-public business or financial information that is unrelated to such tax treatment and tax structure or facts; and

(ii)

all materials of any kind (including opinions or other tax analysis) that are provided to any of the foregoing relating to such tax treatment and tax structure,

in so far as such disclosure relates to US Federal income tax.

28.8

Assignment to Federal Reserve Bank

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, without notice to or consent of any Party, to any U.S. Federal Reserve Bank provided that (i) no Lender shall be relieved of any of its obligations under this Agreement as a result of any such assignment or pledge and (ii) in no event shall such U.S. Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action under this Agreement.

28.9

The Register

The Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each assignment agreement and Transfer Certificate delivered to it and a register (the "Register") of the names and addresses of each Lender and the commitments of and obligations owing to each Lender. The entries in the Register shall be conclusive and each Obligor, the Agent and each Lender may treat each Person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary.

The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice.

29.

DESIGNATION OF MATERIAL COMPANIES

29.1

10% Subsidiaries

Prior to the Suspension Test Date, each member of the Relevant Group whose Relevant Asset Value is equal to or exceeds 10% of the Relevant Asset Value of the Relevant Group, shall be a Material Company.

29.2

80% Test

Prior to the Suspension Test Date, if the aggregate of the Relevant Asset Value of the Company and each of the Subsidiaries of the Company which are designated Material Companies in accordance with Clause 29.1 above is less than the Required Asset Value, then additional members of the Relevant Group shall be designated as Material Companies, by first designating the member of the Relevant Group with the next highest Relevant Asset Value, until the aggregate of the Relevant Asset Values of the Company and each of the Subsidiaries of the Company which have been designated Material Subsidiaries is at least equal to the Required Asset Value.

29.3

Determination of Material Companies

The determination of which members of the Group are, in accordance with Clause 29.1 and 29.2 above to be designated Material Companies shall be made:

(a)

on the Scheme Date by reference to the Pro Forma Financial Statements and the Certificate of the Company referred to in Clause 29.4 below; and

(b)

thereafter, by reference to the most recent Compliance Certificate and the latest financial statements delivered by the Company under paragraph (a) of Clause 23.1 (Financial statements) and the financial statements of the relevant member of the Group based upon which those latest financial statements were made up.

For the avoidance of doubt, if a member of the Group is, in accordance with Clause 29.1 and 29.2 above, designated as a Material Company but such member of the Group has not, by virtue of any applicable Guarantee Limitation, become an Additional Guarantor, such member of the Group shall continue to be designated as a Material Company

29.4

Scheme Date Material Companies

The Company shall, on or before the Scheme Date, supply a certificate to the Agent signed by the Chief Financial Officer of the Company, identifying which members of the Group will, on the basis of the Pro Forma Financial Statements, be designated Material Companies from the Scheme Date.

29.5

Clause 29 Definitions

For the purposes of this Clause 29 and Clause 30 (Changes to the Obligors):

"Relevant Asset Value" means:

(a)

in relation to any member of the Relevant Group the value of its individual gross assets as reflected in its statutory accounts prepared on a stand alone basis less (x) the Fortune Brands Value of any Fortune Brands Assets held by such Subsidiary and (y) the value of any Relevant Disposal Assets held by such Subsidiary; and

(b)

in relation to the Relevant Group, the value of the consolidated gross assets of the Relevant Group less (x) the Fortune Brands Value of all of the Fortune Brands Assets then held by the Relevant Group, and (y) the value of all Relevant Disposal Assets.

"Relevant Disposal Assets" means the Disposal Assets excluding any such asset which the Company has notified the Agent in writing that it no longer intends to dispose of and any such asset which is still owned by any member of the Group on the Termination Date in respect of Facility B.

"Relevant Group" means the Company and each Subsidiary of the Company other than Larios Pernod Ricard S.A..

"Fortune Brands Value" means, in relation to any Fortune Brands Asset an amount equal to the portion of the Fortune Brands Consideration attributed to such Fortune Brands Asset in the Framework Agreement.

"Required Asset Value" means an amount equal to eighty per cent (80%) of the Relevant Asset Value of the Relevant Group.

30.

CHANGES TO THE OBLIGORS

30.1

Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

30.2

Additional Borrowers

(a)

Subject to compliance with the provisions of Clause 23.6 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower under Facility B, Facility C, Facility D and/or Facility E provided that no member of the Target Group shall become an Additional Borrower prior to the first Utilisation Date. That Subsidiary shall become an Additional Borrower if:

(i)

such subsidiary is Pernod Ricard Finance S.A., Etablissements Vinicoles Champenois SA, Chivas Brothers (Holdings) Ltd, Austin, Nichols and Co, Inc., Allied Domecq Holdings plc, Allied Domecq North America Corporation, Allied Domecq Canada Limited, Lif B.V. or Allied Domecq Gestion Finance S.A. or the Majority Lenders approve the addition of that Subsidiary;

(ii)

the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

(iii)

the Company confirms that no Default (or, if the Additional Borrower is a US Borrower, no Default and no Exclusive US Obligor Default) is

continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)

the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

(c)

In respect of each of the subsidiaries listed in paragraph (a)(i) above which would be treated as making payments under the Finance Documents from a jurisdiction other than France, the United Kingdom or the United States, such subsidiaries shall only be Approved Additional Borrowers (as defined in Clause 16.1 (Definitions)) for the purposes of Clause 16.2 (Tax gross-up) with the prior consent of each Lender.

(d)

In considering a request from the Company in respect of the accession of an Additional Borrower which will be treated as making payments from a jurisdiction other than France, the United Kingdom or the United States, each Lender acknowledges the provisions set out in paragraph (d) of Clause 16.2 (Tax gross-up) which provide that an Approved Additional Borrower (as defined in Clause 16.1 (Definitions)) will not be required to make an increased payment to a Lender if either of sub-paragraphs (i) or (ii) apply.

30.3

Resignation of a Borrower

(a)

The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)

The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(i)

the Company has confirmed that no Default (or, if the Borrower is a US Borrower, no Default and no Exclusive US Obligor Default) is continuing or would result from the acceptance of the Resignation Letter;

(ii)

the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)

where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 31.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case).

(c)

Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

(d)

The Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (b)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

30.4

Additional Guarantors

(a)

Subject to compliance with the provisions of Clause 23.6 ("Know your customer" checks), the Company shall ensure that those of its Subsidiaries required to accede as Additional Guarantors in accordance with Clause 25.12 (Accession of certain Subsidiaries of the Company as Additional Guarantors), Clause 25.13 (Accession of Target and its Subsidiaries as Additional Guarantors) and Clause 25.14 (Material Companies as Guarantors) become Additional Guarantors as contemplated therein in accordance with this Clause 30.4.

(b)

A member of the Group shall become an Additional Guarantor if:

(i)

the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(ii)

the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).

(c)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

30.5

Resignation of a Guarantor

(a)

Prior to the Suspension Test Date, the Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)

all the Lenders have consented to the resignation of that Guarantor;

(ii)

based on the latest set of financial statements and the accompanying Compliance Certificate delivered in accordance with Clause 23.1 (Financial statements), the Relevant Asset Value of the Relevant Group will, following the resignation of such Guarantor, be at least equal to the Required Asset Value; or

(iii)

such Guarantor has ceased to be designated as a Material Company in accordance with Clause 29 (Designation of Material Companies).

(b)

The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)

the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; and

(ii)

no payment is due from the Guarantor under Clause 21.1 (Guarantee and indemnity).

(c)

On the Suspension Test Date, each Guarantor other than the Company shall automatically be released from its obligations under Clause 21 (Guarantee and indemnity) and shall cease to be a Guarantor.

30.6

Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (d) of Clause 22.19 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10

THE FINANCE PARTIES

31.

ROLE OF THE AGENT, THE ARRANGERS AND OTHERS

31.1

Appointment of the Agent

(a)

Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arrangers and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2

Duties of the Agent

(a)

The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)

Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)

If the Agent receives notice from a Party referring to this Agreement, describing a Default or an Exclusive US Obligor Default and stating that the circumstance described is a Default or an Exclusive US Obligor Default, it shall promptly notify the other Finance Parties.

(d)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent and the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(e)

The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

31.3

Role of the Arrangers

Except as specifically provided in the Finance Documents, neither Arranger has obligations of any kind to any other Party under or in connection with any Finance Document.

31.4

No fiduciary duties

(a)

Nothing in this Agreement constitutes the Agent and/or the Arrangers as a trustee or fiduciary of any other person.

(b)

Neither the Agent nor the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

31.5

Business with the Group

The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.6

Rights and discretions

(a)

The Agent may rely on:

(i)

any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)

any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)

The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)

no Default or Exclusive US Obligor Default has occurred (unless it has actual knowledge of a Default or Exclusive US Obligor Default arising under Clause 27.1 (Non-payment));

(ii)

any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)

any notice or request made by the Company (other than a Loan Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)

The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)

The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)

The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

31.7

Majority Lenders' instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)

Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)

In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

31.8

Responsibility for documentation

Neither the Agent nor the Arrangers:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arrangers, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents (other than, in each case, information which it generates or which originates from it); or

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

31.9

Exclusion of liability

(a)

Without limiting paragraph (b) below, the Agent shall not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct or breach of its contractual obligations.

(b)

No Party (other than the Agent) may take any proceedings against any officer or employee of the Agent or person to whom obligations have been properly delegated by the Agent in respect of any claim it might have against the Agent, or in respect of any act or omission of any kind by that officer or employee of the Agent or person to whom obligations have been properly delegated by the Agent in relation to any Finance Document and any officer or employee of the Agent or person to whom obligations have been properly delegated by the Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Agent or the Arrangers to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arrangers.

31.10

Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each of the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct or breach of its contractual obligations) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

31.11

Resignation of the Agent

(a)

The Agent may resign and appoint one of its Affiliates acting through an office in France as successor by giving notice to the Lenders and the Company.

(b)

Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (with the agreement of the Company acting reasonably) may appoint a successor Agent acting through an office in France.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in France).

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents and shall refund to the Company the balance of any agency fee paid under Clause 15.3 (Agency fee) in respect of the remainder of the period for which such fee has been paid.

(e)

The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

31.12

Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent and the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

31.13

Relationship with the Lenders

(a)

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

31.14

Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)

the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(c)

the adequacy, accuracy and/or completeness of the Information Memorandum, and any other information provided by the Agent any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

31.15

Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

31.16

Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.17

Reliance and engagement letters

Each Finance Party confirms that the Agent has authority to accept on its behalf and ratifies the acceptance on its behalf of any engagement letter entered into with the Company's Auditors in accordance with paragraph (c) of Clause 23.2 (Provision and contents of Compliance Certificate) and the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

32.

CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)

interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)

oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)

oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.

SHARING AMONG THE FINANCE PARTIES

33.1

Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)

the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

33.2

Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.5 (Partial payments).

33.3

Recovering Finance Party's rights

(a)

On a distribution by the Agent under Clause 33.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

33.4

Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)

that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

33.5

Exceptions

(a)

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)

it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

34.

PAYMENT MECHANICS

34.1

Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

34.2

Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

34.3

Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4

Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

34.5

Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arrangers under those Finance Documents;

(ii)

secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)

fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)

Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

34.6

No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.7

Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.8

Currency of account

(a)

Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)

Each payment of interest or commitment commission or other fee shall be made in the currency in which the sum in respect of which such interest, commitment commission or other fee is payable was denominated when that interest, commitment commission or other fee accrued.

(d)

Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)

Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.9

Change of currency

(a)

Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, with the agreement of the Agent and the Company, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

35.

SET-OFF

Without prejudice to any Party's rights under applicable laws, at any time an Event of Default or an Exclusive US Obligor Event of Default is continuing, a Finance Party may set off any matured obligation due and unpaid from (in the case of an Event of Default) an Obligor or (in the case of an Event of Default or an Exclusive US Obligor Event of Default) a US Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor or, as the case may be, US Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange for the purpose of the set-off.

36.

NOTICES

36.1

Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2

Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)

in the case of the Company or Bidco 1, that identified with its name below;

(b)

in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)

in the case of the Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

36.3

Delivery

(a)

Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)

if by way of fax, when received in legible form; or

(ii)

if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)

All notices from or to an Obligor shall be sent through the Agent.

(d)

Any communication or document made or delivered to the Company in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

36.4

Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

36.5

Electronic communication

(a)

Any communication to be made between (i) the Agent and a Lender or (ii) between an Obligor and the Agent under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)

agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)

notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)

notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between (i) the Agent and a Lender or (ii) between an Obligor and the Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

36.6

Use of websites

(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

(i)

the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)

both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)

the information is in a format previously agreed between the Company and the Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall at its own cost, supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall at its own cost, supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)

The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)

the Designated Website cannot be accessed due to technical failure;

(ii)

the password specifications for the Designated Website change;

(iii)

any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)

any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)

the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall at its own cost comply with any such request within ten Business Days.

(e)

Save to the extent caused by its or their own actions, neither the Company nor any other member of the Group shall incur any liability to any Finance Party arising (i) as a result of the failure of the Designated Website to be operational or accessible or (ii) in connection with any Finance Party's use thereof.

36.7

English language

(a)

Any notice given under or in connection with any Finance Document must be in English.

(b)

All other documents provided under or in connection with any Finance Document must be:

(i)

in English; or

(ii)

if not in English, and if so required by the Agent (acting reasonably), accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.

CALCULATIONS AND CERTIFICATES

37.1

Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2

Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3

Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38.

PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.

REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.

AMENDMENTS AND WAIVERS

40.1

Required consents

(a)

Subject to Clause 40.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)

The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

(c)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Company; this includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

40.2

Exceptions

(a)

An amendment or waiver that has the effect of changing or which relates to:

(i)

the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)

an extension to the date of payment of any amount under the Finance Documents;

(iii)

a reduction in the Margin or a reduction in the amount of any scheduled payment of principal, interest, fees (save as provided in paragraph (viii) below) or commission payable;

(iv)

a change in currency of payment of any amount under the Finance Documents (other than any such change relating to the introduction of the euro in any jurisdiction);

(v)

an increase in or an extension of any Commitment or the Total Commitments (save as referred to in paragraph (a) of the definition of "Availability Period");

(vi)

a change to the Borrowers or Guarantors other than in accordance with Clause 30 (Changes to the Obligors);

(vii)

any provision which expressly requires the consent of all the Lenders; and

(viii)

Clause 2.2 (Finance Parties' rights and obligations), Clause 28 (Changes to the Lenders) (other than a waiver or amendment in respect of the transfer fee referred to in Clause 28.3 (Assignment or transfer fee)) or this Clause 40, shall not be made without the prior consent of all the Lenders.

(b)

Prior to the Sub-Underwriting Date, an amendment or waiver that has the effect of changing or which relates to Clause 25.9 (OCEANE Equity Issuance), Clause 25.26 (Amendments to the Framework Agreement), Clause 25.27 (Amendments to the Fortune Brands Funding Documentation and B Shares) or Clause 26 (Scheme Related Undertakings) shall not be made without the prior consent of all the Lenders. For the purpose of the paragraph "Sub-Underwriting Date" means the earlier of (i) the date on which the Arrangers confirm that sub-underwriting of the Facilities has been completed and (ii) the date falling three months after the date of this Agreement.

(c)

An amendment or waiver which relates to the rights or obligations of the Agent or the Arrangers may not be effected without the consent of the Agent or the Arrangers.

41.

COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.

USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

43.

GOVERNING LAW

This Agreement is governed by English law.

44.

ENFORCEMENT

44.1

Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)

The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 44.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

44.2

Service of process

(a)

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Pernod Ricard UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)

agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 14 days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

44.3

Waiver of Jury Trial

Each of the Parties irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any of the Finance Documents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Original Parties

Part I
The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any)
Pernod Ricard S.A.	582 041 943 RCS Paris
Goal Acquisitions (Holdings) Limited	5421315

Name of Original Guarantor	Registration number (or equivalent, if any)
Pernod Ricard S.A.	582 041 943 RCS Paris
Goal Acquisitions (Holdings) Limited	5421315

Part II
The Original Lenders

Name of Original Lender	Facility A € Commitment ('000,000s)	Tranche B1 € Commitment ('000,000s)	Tranche B2 $ Commitment ('000,000s)	Tranche C1 € Commitment ('000,000s)	Tranche C1 $ Commitment ('000,000s)	Tranche C2 € Commitment ('000,000s)	Tranche C2 $ Commitment ('000,000s)	Tranche D1 € Commitment ('000,000s)	Tranche D2 € Commitment ('000,000s)	Tranche E € Commitment ('000,000s)
JPMorgan Chase Bank, N.A.	250	45	237	152	193	271	348	200	150	200
Morgan Stanley Bank International Limited	250	45	237	152	193	271	348	200	150	200
BNP Paribas	250	45	237	152	193	271	348	200	150	200
The Royal Bank of Scotland plc, Paris branch	250	45	237	152	193	271	348	200	150	200
Société Générale	250	45	237	152	193	271	348	200	150	200
TOTAL (in millions)	1,250	225	1,185	760	965	1,355	1,740	1,000	750	1,000

SCHEDULE 2
Conditions Precedent

Part I
Conditions precedent to be satisfied at the date of this Agreement

1.

Original Obligors

(a)

A copy of the constitutional documents of each Original Obligor.

(b)

A copy of a resolution of the board of directors of each Original Obligor:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party (including, if necessary, approving and resolving to execute a related parties transaction (convention réglementée));

(ii)

authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf (including, if necessary, authorising the execution of a related parties transaction (convention réglementée));

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Loan Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)

in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.

(c)

A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents, any relevant related parties transaction and related documents.

(d)

A certificate of the Company (signed by a director) confirming that borrowing or, subject to the terms of Clauses 21.7 to 21.9 applicable to Obligors incorporated in its jurisdiction of incorporation, guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit, binding on any Original Obligor, to be exceeded.

(e)

A certificate of an authorised signatory of the Company certifying that each copy document delivered pursuant to this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(f)

A copy of a resolution of the board of directors of Bidco 2 approving the form of the certificate referred to in paragraph (b) of Part II of this Schedule 2 and authorising its execution by a director.

2.

Finance Documents

(a)

This Agreement executed by the Company and Bidco 1.

(b)

The Fee Letters executed by the Company.

3.

Legal opinions

The following legal opinions, each addressed to the Agent and the Original Lenders and capable of being relied upon by any persons to become Lenders pursuant to the primary syndication of the Facilities:

(a)

A legal opinion of Clifford Chance LLP, legal advisers to the Agent and the Arrangers as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)

A legal opinion of Clifford Chance LLP, legal advisers to the Agent and the Arrangers as to French law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.

Other documents and evidence

(a)

An executed copy of the Transaction Co-operation Agreement, the Framework Agreement and all Fortune Brands Funding Documentation entered into on or before the Announcement Date and an executed copy (or an agreed form copy) of the Scheme Co-operation Agreement.

(b)

An executed copy (or an agreed form copy) of the Larios Sale and Purchase Agreement.

(c)

Evidence that the Company (or another member of the Pernod Ricard Group) has entered into the agreed hedging arrangements in connection with the payment of the purchase price for the Target Shares and any payments to be made in respect of the cancellation of options over Target Shares in sterling.

(d)

Evidence that Pernod Ricard UK Limited has accepted its appointment as the agent of each Original Obligor for service of process in relation to any proceedings before the English Courts in connection with the Finance Documents.

(e)

The Base Case Model.

(f)

A copy, certified by an authorised signatory of the Company to be a true copy, of the Original Financial Statements.

(g)

Evidence that:

(i)

the Announcement Date is the same as the date of this Agreement or the following date;

(ii)

the sterling cash consideration for the Scheme and any payments to be made in respect of the cancellation of options over Target Shares is not more than the aggregate of (a) the sterling amount resulting from the currency conversion of the Loans to be applied in accordance with paragraph (a) of Clause 3.1 (Purpose) under the required currency hedging; (b) the sterling amount of the Fortune Brands Funding (being £2,721,621,217).

(h)

A copy of the Press Release containing terms and conditions of the Scheme.

Part II
Conditions precedent to delivery of Loan Request for initial Loan

(a)

A certified copy of the court order (the "Court Order") sanctioning the Scheme.

(b)

A certificate of Bidco 2 in the agreed form (signed by a director) certifying:

(i)

that the Order has been filed with the Registrar of Companies;

(ii)

that, simultaneously with or prior to the making of the first Loan, the Fortune Brands Funding will be made available to Bidco 2 in an amount of £2,721,621,217; and

(iii)

that notices of prepayment and cancellation have been delivered in respect of the Repayable Specified Indebtedness of members of the Pernod Ricard Group, giving notice of prepayment in full as from a date falling on or before the first Utilisation Date.

(c)

The Funds Flow Statement.

Part III
Conditions precedent required to be
delivered by an Additional Obligor

1.

An Accession Letter executed by the Additional Obligor and the Company.

2.

A copy of the constitutional documents of the Additional Obligor.

3.

A copy of all appropriate corporate resolutions of or relating to the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is a party;

(b)

authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Loan Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)

authorising the Company to act as its agent in connection with the Finance Documents.

4.

A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.

A certificate of the Additional Obligor (signed by a director) confirming that borrowing or, subject to the terms of Clauses 21.7 to 21.9 applicable to Obligors incorporated in its jurisdiction of incorporation guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee similar limit binding on it to be exceeded.

6.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part III of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

7.

If available, the latest audited financial statements of the Additional Obligor.

8.

The following legal opinions, each addressed to the Agent and the Lenders:

(a)

A legal opinion of Clifford Chance Limited Liability Partnership the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Letter.

(b)

If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Agent (which shall be Clifford Chance Limited Liability Partnership if present in that jurisdiction or such other firm agreed with the Company) as to the law of that jurisdiction, in the form distributed to the Lenders prior to signing the Accession Letter.

9.

If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that Pernod Ricard UK Limited has accepted its appointment as the agent of such Additional Obligor for service of process in relation to any proceedings before the English Courts in connection with any Finance Document.

SCHEDULE 3
Requests

Part I
Loan Request

From:

[ Borrower ] [ Company ] *

To:

[ Agent ]

Dated:

Dear Sirs

Pernod Ricard – €4,590,000,000, US$ 3,890,000,000 and €1,750,000,000 Multicurrency Senior Facilities Agreement

dated [ • ] April 2005 (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This is a Loan Request. Terms defined in the Facilities Agreement have the same meaning in this Loan Request unless given a different meaning in this Loan Request.

2.

We wish to borrow a Loan on the following terms:

(a)

Borrower:

[ • ]

(b)

Proposed Utilisation Date:

[ • ] (or, if that is not a Business Day, the next Business Day)

(c)

Facility to be utilised:

[ Facility A ] / [ Facility B ] / [ Facility C/ [ Revolving Facility ]] **

(d)

Tranche to be utilised:

[            ] ***

(e)

Currency of Loan:

[ • ] ****

(f)

Amount:

[ • ] or, if less, the Available Facility

(g)

Interest Period:

[ • ]

3.

We confirm that each condition relevant to the Loan specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Loan Request.

4.

The proceeds of this Loan should be credited to [ account ] ..

5.

This Loan Request is irrevocable.

Yours faithfully

…………………………………

authorised signatory for

[ the Company on behalf of [ insert name of relevant Borrower ]] / [ insert name of Borrower ] *

NOTES:

*

Amend as appropriate. The Loan Request can be given by the Borrower or by the Company.

**

Select the Facility to be utilised and delete references to the other Facilities.

***

Insert Tranche to be utilised if drawing a Loan under Facility B, Facility C or Facility D.

****

If Tranche D2 or Facility E are to be utilised, an Optional Currency may be specified.

Part II
Selection Notice

Applicable to a Term Loan

From:

[ Borrower ] [ Company ] *

To:

[ Agent ]

Dated:

Dear Sirs

Pernod Ricard – €4,590,000,000, US$ 3,890,000,000 and €1,750,000,000 Multicurrency Senior Facilities Agreement

dated [ • ] April 2005 (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.

We refer to the following [ Facility A Loan [ s ]] / [ Facility B Loan [ s ]] / [ Facility C Loan [ s ]] with an Interest Period ending on [ • ] **.

3.

[ We request that the above [ Facility A Loan [ s ]] / [ Facility B Loan [ s ]] / [ Facility C Loan [ s ]] be divided into [[ • ] Facility A Loans ]] / [[ • ] Facility B Loans ]] / [[ • ] Facility C Loans ]] with the following [ €/$ ] amounts and Interest Periods: ] ..***

or

[ We request that the next Interest Period for the above Facility  [ A ] / [ B ] / [ C ] Loan [ s ] is [ • ]] ..****

4.

This Selection Notice is irrevocable.

Yours faithfully

.....................................

authorised signatory for

[ the Company on behalf of [ insert name of relevant Borrower ] / [ insert name of relevant Borrower ] *

NOTES:

*

Amend as appropriate. The Selection Notice can be given by the Borrower or the Company.

**

Insert details of all [ Facility A Loans ] / [ Facility B Loans ] / [ Facility C Loans ] (or Loans under Tranches as applicable) which have an Interest Period ending on the same date.

***

Use this option if division of [ Facility A Loans ] / [ Facility B Loans ] / [ Facility C Loans ] (or Loans under Tranches as applicable) is requested.

****

Use this option if no sub-division is required.

SCHEDULE 4
Mandatory Cost Formulae

1.

The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.

The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)

in relation to a sterling Loan:

(b)

in relation to a Loan in any currency other than sterling:

Where:

A

is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B

is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 12.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C

is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D

is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E

is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.

For the purposes of this Schedule:

(a)

"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)

"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)

"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)

"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to five decimal places.

7.

If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant Financial Year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that Financial Year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.

Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)

the jurisdiction of its Facility Office; and

(b)

any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.

The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.

The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.

Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error and following delivery of details of the calculation of such sum determined to any Party requesting such details, be conclusive and binding on all Parties.

13.

The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify details to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
Form Of Transfer Certificate

To:

[ • ] as Agent

From:

[ The Existing Lender ] (the "Existing Lender") and [ The New Lender ] (the "New Lender")

Dated:

Pernod Ricard – €4,590,000,000, US$ 3,890,000,000 and €1,750,000,000 Multicurrency Senior Facilities Agreement

dated [ • ] April 2005 (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This agreement (the "Agreement") shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.

We refer to Clause 28.5 (Procedure for transfer) of the Facilities Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 28.5 (Procedure for transfer).

(b)

The proposed Transfer Date is [ • ] ..

(c)

The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

3.

The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

4.

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.

This Transfer Certificate shall be notified by bailiff (huissier) to the French Obligors in accordance with article 1690 of the French Civil Code.

6.

This Agreement is governed by and construed in accordance with English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[ insert relevant details ]

[ Facility Office address, fax number and attention details for notices and account details for payments, ]

[ Existing Lender ]	[ New Lender ]
By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [ • ] ..

[ Agent ]

By:

SCHEDULE 6
Form Of Accession Letter

To:

[ • ] as Agent

From:

[ Subsidiary ] and [ Company ]

Dated:

Dear Sirs

Pernod Ricard – €4,590,000,000, US$ 3,890,000,000 and €1,750,000,000 Multicurrency Senior Facilities Agreement

dated [ • ] April 2005 (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This is an Accession Letter. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[ Subsidiary ] agrees to become an Additional [ Borrower ] / [ Guarantor ] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional [ Borrower ] / [ Guarantor ] pursuant to Clause  [ 30.2 (Additional Borrowers) ] / [ Clause 30.4 (Additional Guarantors) ] of the Facility Agreement. [ Subsidiary ] is a company duly incorporated under the laws of [ name of relevant jurisdiction ] and is a limited liability company with registered number [ • ] ..

3.

[ Subsidiary's ] administrative details are as follows:

Address:

Fax No.:

Attention:

4.

This Accession Letter is governed by English law.

[ This Guarantor Accession Letter is entered into by deed. ] *

[ Company ]	[ Subsidiary ]
By:	By:

NOTES:

*

If the Facilities are fully drawn there may be an issue in relation to past consideration for a proposed Additional Guarantor. This can be overcome by acceding by way of deed.

SCHEDULE 7
Form Of Resignation Letter

To:

[ • ] as Agent

From:

[ resigning Obligor ] and [ Company ]

Dated:

Dear Sirs

Pernod Ricard – €4,590,000,000, US$ 3,890,000,000 and €1,750,000,000 Multicurrency Senior Facilities Agreement

dated [ • ] April 2005 (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.

Pursuant to [ Clause 30.3 (Resignation of a Borrower) ] /Clause 30.5 (Resignation of a Guarantor) ] , we request that [ resigning Obligor ] be released from its obligations as a [ Borrower ] / [ Guarantor ] under the Facilities Agreement and the Finance Documents.

3.

We confirm that:

(a)

no Default [ or Exclusive US Obligor Default ] * is continuing or would result from the acceptance of this request; and

(b)

[ • ] **

4.

This letter is governed by English law.

[ Company ]	[ resigning Obligor ]
By:	By:

NOTES:

*

Insert if resigning Borrower is a US Borrower.

**

Insert any other conditions required by the Facilities Agreement under paragraph (b) of Clause 30.3 (Resignation of a Borrower) and/or paragraph (b) of Clause 30.5 (Resignation of a Guarantor) as applicable.

SCHEDULE 8
Form Of Compliance Certificate

To:

[ • ] as Agent

From:

[ Company ]

Dated:

Dear Sirs

Pernod Ricard – €4,590,000,000, US$ 3,890,000,000 and €1,750,000,000 Multicurrency Senior Facilities Agreement

dated [ • ] April 2005 (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.

We confirm that:

(a)

Interest Cover: in respect of the Relevant Period ending on [ • ] : Consolidated EBITDA was [ • ] and Consolidated Net Finance Charges were [ • ] ..  Therefore Consolidated EBITDA was [ • ] times Consolidated Net Finance Charges and the covenant contained in paragraph (a) of Clause 24 (Financial condition) [ has/has not ] been complied with;*

(b)

Leverage Test: on the last day of the Relevant Period ending on [ • ] : Consolidated Total Net Debt was [ • ] and Consolidated EBITDA for such Relevant Period was [ • ] .. Therefore Consolidated Total Net Debt at such time was [ • ] times Consolidated EBITDA and the covenant contained in paragraph [ (b)/(c) ] of Clause 24 (Financial condition) [ has/has not ] been complied with.

3.

We confirm that the Leverage Test is [ • ] :1 and that, therefore, the Margin in respect of Tranche C1 should be [ • ] % p.a. and the Margin in respect of Tranche C2, the Facility D and the Facility E should be [ • ] % p.a.

4.

[ We confirm that no Default is continuing. ] **

5.

We confirm that in accordance with Clause 29 (Designation of Material Companies) the following companies constitute Material Companies: [ • ] ..

Signed
	Director	Director
	of	of
	[ Company ]	[ Company ]

[ insert applicable certification language ]

……………………..

for and on behalf of

[ name of Auditors of the Company ]

NOTES:

*

Delete from Compliance Certificate after the Suspension Test Date.

**

If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 9
LMA Form of Confidentiality Undertaking

To:

Re:

The Facility

The Company: Pernod Ricard Amount: Agent:

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.

Confidentiality Undertaking You undertake:

(a)

to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)

to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

(c)

to use the Confidential Information only for the Permitted Purpose;

(d)

to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(e)

not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facility.

2.

Permitted Disclosure We agree that you may disclose Confidential Information:

(a)

to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

(b)

(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(c)

with the prior written consent of us and the Company.

3.

Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.

Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.

Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.

No Representation; Consequences of Breach, etc. You acknowledge and agree that:

(a)

neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)

we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.

No Waiver; Amendments, etc. This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.

Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.

Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group.

10.

Third party rights

(a)

The terms of this letter may be enforced and relied upon only by you, us, and the Company and each other member of the Group. The operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)

Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group (other than the Company) to rescind or vary this letter at any time.

11.

Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.

Definitions In this letter (including the acknowledgement set out below):

"Confidential Information" means any information relating to the Company, the Group, and the Facility including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

"Group" means the Company and each of its Subsidiaries for the time being;

"Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985);

"Permitted Purpose" means considering and evaluating whether to enter into the Facility; and

"Subsidiary" means any subsidiary as defined in article L. 233-3 of the French Commercial Code (Code de Commerce) which is consolidated with the Group or, in respect of any subsidiary incorporated in England or Wales means a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

…................................

For and on behalf of

[ Arranger ]

To:

[ Arranger ]

The Company and each other member of the Group

We acknowledge and agree to the above:

…................................

For and on behalf of

[ Potential Lender ]

SCHEDULE 10
Timetables

	Loans in euro	Loans in sterling	Loans in other currencies
Approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies)).	-	-	U-4
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	-	-	U-4
Delivery of a duly completed Loan Request (Clause 5.1 (Delivery of a Loan Request) or a Selection Notice (Clause 13.1 (Selection of Interest Periods and Terms))	U-3 10.00 am	U-1 10.00 am	U-3 10.00 am
Agent determines (in relation to a Loan) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation)	-	U-1 11.00 pm	U-3 11.00 pm
Agent promptly notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	U-3	U-1	U-3
Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	U-2 11.00 am	U-1 3.00 pm	U-2 9.30 am
Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	U- 2 3.00 am	U 9.30 am	U-1 9.30 am
Agent determines amount of the Loan in Optional Currency in accordance with Clause 34.9 (Change of currency)	U-3 11.00 am	U 11.00 am	U-3 11.00 am
LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m. (London time) in respect of LIBOR and as of 11.00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

"U"

=

date of utilisation

"U - X"

=

X Business Days prior to date of utilisation

SCHEDULE 11
Margin

Part I
Moody's Rating/S&P Rating Grid

Margin (per cent per annum)	Moody's Rating and/or S&P Rating
	Ba1/BB+ or higher		Ba2/BB		Ba3/BB- or lower or no Moody's Rating or S&P Rating
Facility A	0-12 months from the Scheme Date	0.65%	0-12 months from the Scheme Date	0.70%	0-12 months from the Scheme Date	0.90%
	12-24 months from the Scheme Date	0.80%	12-24 months from the Scheme Date	0.90%	12-24 months from the Scheme Date	1.10%
	Over 24 months from the Scheme Date	1.15%	Over 24 months from the Scheme Date	1.25%	Over 24 months from the Scheme Date	1.40%
Facility B	0-12 Months from the Scheme Date 0.65%		0-12 Months from the Scheme Date 0.70%		0-12 Months from the Scheme Date 0.90%
	12-24 Months from the Scheme Date 0.70%		12-24 Months from the Scheme Date 0.75%		12-24 Months from the Scheme Date 0.95%
Facility C, Tranche C1	0.65%		0.70%		1.00%
Facility C, Tranche C2	0.70%		0.75%		1.05%
Facility D	0.70%		0.75%		1.05%
Facility E	0.70%		0.75%		1.05%

Part II
Leverage Test Ratio Grid

	Margin
Leverage Test Ratio	Tranche C1 of Facility C	Tranche C2 of Facility C and Facilities D and E
Greater than 5.50:1	0.65%	0.70%
Equal to or less than 5.50:1 but greater than 5.00:1	0.60%	0.65%
Equal to or less than 5.00:1 but greater than 4.50:1	0.50%	0.55%
Equal to or less than 4.50:1 but greater than 4.00:1	0.40%	0.45%
Equal to or less than 4.00:1 but greater than 3.50:1	0.35%	0.40%
Equal to or less than 3.50:1 but greater than 3.00:1	0.30%	0.35%
Equal to or less than 3.00:1 but greater than 2.50:1	0.25%	0.275%
Equal to or less than 2.50:1	0.20%	0.225%

SCHEDULE 12
The Specified Indebtedness

Part I
Backstopped Specified Indebtedness

A

Existing facilities of members of the Pernod Ricard Group which may be refinanced with the proceeds of Facility C Loans:

1.	HSBC Bank plc:
	•	Outstanding amount: €18,000,000
	•	Maturity: December 2005
B
Existing facilities of members of the Pernod Ricard Group which may be refinanced with the proceeds of Facility D Loans:
1.	OCEANE bonds:
• Outstanding amount: €520,000,000
• Maturity: January 2008
2.	TSDI:
	•	Outstanding amount: €13,500,000
	•	Maturity: March 2007
3.	Caisse d’Epargne Provence – Alpes-Corse:
	•	Outstanding amount: €45,800,000
	•	Maturity: March 2007
4.	ABN AMRO:
	•	Outstanding amount: €36,000,000 (after swaps)
	•	Maturity: July 2007
5.	EBRD:
	•	Outstanding amount: $16,000,000
	•	Maturity: April 2007

6.	EBRD
	•	Outstanding amount: $1,500,000
	•	Maturity: April 2006
7.	ZIVNOSTENKA
	•	Outstanding amount: CZK88,500,000
	•	Maturity: June 2006
C
Existing facilities of members of the Target Group which may be refinanced with the proceeds of Facility C Loans:
1.	Allied Domecq Financial Services plc:
	•	Outstanding amount: DEM,500,000,000
	•	Maturity: 14 December 2005
2.	Allied Domecq Financial Services plc:
	•	Outstanding amount: €800,000,000
	•	Maturity: 18 April 2006

Part II
Permitted Outstanding Specified Indebtedness

Existing facilities of members of the Target Group which will remain outstanding post the Scheme Date:

1.	Allied Domecq Financial Services plc
	•	Outstanding amount: €600,000,000
	•	Maturity: 12 June 2009
2.	Allied Domecq Financial Services plc
	•	Outstanding amount: GBP 450,000,000
	•	Maturity: 18 April 2011
3.	Allied Domecq Financial Services plc
	•	Outstanding amount: GBP 250,000,000
	•	Maturity: 12 June 2014

Existing facilities of members of the Pernod Ricard Group which will remain outstanding post the Scheme Date:

4.	EBRD
• Outstanding amount: $7,300,000
• Maturity: February 2012

Part III
Repayable Specified Indebtedness

Existing facilities of members of the Pernod Ricard Group which will be cancelled on first drawdown of the Facilities and existing facilities of members of the Target Group which will be cancelled in accordance with Clause 25.15 (Condition Subsequent):

€1,400,000,000 revolving credit facility for the Company dated July 2004.

All other outstanding Financial Indebtedness of the Pernod Ricard Group and the Target Group which is not otherwise permitted to remain outstanding under the terms of this Agreement.

SCHEDULE 13
Form of Term Out Notice

To:

[     ] as Agent

From:

[ Company ]

Dated:

Pernod Ricard – € [    ] ,000,000, US$ [    ] ,000,000 and € [    ] ,000,000 Multicurrency Senior Facilities Agreement (the "Facilities Agreement")

1.

We refer to the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning when used in this request.

2.

We hereby give you notice that we wish to exercise the Facility B Term Out Option and accordingly for the Lenders to extend the Facility B Initial Maturity Date to the Facility B Term Out Termination Date in respect of outstanding Facility B Loans under Facility B as follows:

(a)

Currency...............................................................

(b)

Amount(s) of any existing Facility B Loans the maturity of which is to be extended to the Facility B Term Out Termination Date ............................................................................

Yours faithfully

For and on behalf of

SCHEDULE 14

Form of Letter For Determination Of
The Effective Global Rate (Taux Effectif Global)

From:

[ Facility Agent ]

To:

[ each French Borrower ]

[ • ] 2005

Dear Sirs,

We refer to the agreement dated [ • ] April 2005 (the "Facility Agreement") and made between, inter alia, Pernod Ricard and other borrowers and [ • ] as Facility Agent. Terms defined in the Facility Agreement shall have the same meaning in this letter.

This is the letter referred to in Clause 12.5 (Effective Global Rate) (Taux Effectif Global) of the Facility Agreement.

The floating nature of the interest rate applicable to the Loans makes it impossible to specify a taux effectif global applicable for the duration of the Facility Agreement.

However, in order to meet the requirements of article L. 313-1 et seq., R. 313-1 and R. 313-2 of the French Code de la consommation and in accordance with the provisions of the Facility Agreement, we set out below indicative calculations of the taux effectif global, for the following Facilities, based on the assumptions set out in this letter.

Term Facility

[ Each relevant Term Facility made available to a French Borrower to be specified and calculation shall be made in connection with each relevant Term Facility ]

[ EURIBOR ] [ 3 ] months is:

[ • ] %

Margin is:

[ • ] % per annum, in respect of the Term Facility.

Based on the assumptions set out above (and including the Margin, all fees and expenses relating to the Term Loans made to [ • ] ), the effective global rate (taux effectif global) for an interest period (durée de période) of [ • ] ( [ • ] ) months would be [ • ] % per annum, proportionnal at the [ • ] rate of [ • ] %.

II. Revolving Facility

[ Each relevant Revolving Facility made available to a French Borrower to be specified and calculation shall be made in connection with each relevant Revolving Facility ]

[ EURIBOR ] [ 3 ] months is:

[ • ] %

Margin is:

[ • ] % per annum, in respect of the Revolving Facility.

Based on the assumptions set out above (and including the Margin, all fees and expenses relating to the Revolving Loans made to [ • ] ), the effective global rate (taux effectif global) for an interest period (durée de période) of [ • ] ( [ • ] ) months would be [ • ] % per annum, proportionnal at the [ • ] rate of [ • ] %.

The calculations set out in this letter are for illustrative purposes only and shall not bind the parties to the Facility Agreement.  Nothing expressed or implied in this letter constitutes any commitment on the part of any of the Finance Parties.

Yours sincerely,

[           ]

For and on behalf

of [ Facility Agent ]

Receipt acknowledged

[           ]

For and on behalf of

[ each French Borrower ]

SIGNATURES

THE COMPANY

PERNOD RICARD S.A.

By: IAN FITZSIMONS

THE ORIGINAL BORROWERS

PERNOD RICARD S.A.

By: IAN FITZSIMONS

GOAL ACQUISITIONS (HOLDINGS) LIMITED

By: IAN FITZSIMONS

THE ORIGINAL GUARANTORS

PERNOD RICARD S.A.

By: IAN FITZSIMONS

GOAL ACQUISITIONS (HOLDINGS) LIMITED

By: IAN FITZSIMONS

THE ARRANGERS

J.P. MORGAN PLC

By: OLIVIER GRANDRY

MORGAN STANLEY BANK INTERNATIONAL LIMITED

By: JOY MAGTOTO

BNP PARIBAS

By: DIDIER LEBLANC AND STEPHANE DE MARNHAC

THE ROYAL BANK OF SCOTLAND PLC

By: MAROUN BOULOS

SG CORPORATE & INVESTMENT BANKING

By: GEOFFROY DALLEMAGNE

THE AGENT

BNP PARIBAS

By: DIDIER LEBLANC AND STEPHANE DE MARNHAC

THE LENDERS

JPMORGAN CHASE BANK, N.A.

By: OLIVIER GRANDRY

MORGAN STANLEY BANK INTERNATIONAL LIMITED

By: JOY MAGTOTO

MORGAN STANLEY SENIOR FUNDING, INC.

By: KEVIN ADESON

BNP PARIBAS

By: DIDIER LEBLANC AND STEPHANE DE MARNHAC

THE ROYAL BANK OF SCOTLAND PLC, PARIS BRANCH

By: MAROUN BOULOS

SOCIÉTÉ GÉNÉRALE

By: GEOFFROY DALLEMAGNE